Exhibit 4.21

EXECUTION COPY

New Sunward Holding Financial Ventures B.V.,

As Issuer

and

CEMEX, S.A.B. de C.V.,

CEMEX MEXICO, S.A. de C.V.,

and

NEW SUNWARD HOLDING B.V.,

As Guarantors

TO

The Bank of New York,

As Trustee

Note Indenture

Dated as of February 12, 2007

U.S. $750,000,000

Callable Perpetual Dual-Currency Notes

Note: This table of contents shall not, for any purpose, be deemed to be a part of the Indenture.

-i-

Dollar	5
Dollar Fixed Rate	5
Dollar Floating Rate	5
Event of Default	5
Exchange Act	5
Expiration Date	5
Extinguishable Coupon Swap	5
Fitch	5
Global Security	5
Guarantee	5
Guarantor	5
Holder	6
Initial Purchases	6
Interest Payment Date	6
Judgment Currency	6
LIBO Calculation Agent	6
LIBOR Business Date	6
LIBOR Interest Determination Date	6
Lien	6
Master Collateral Agreement	6
Maturity	6
Mexican GAAP	6
Mexico	6
New Sunward Holding	6
Note Indenture	6
Note Taxing Jurisdiction	6
Notice of Default	7
Officers’ Certificate	7
Opinion of Counsel	7
Outstanding	7
Paying Agent	8
Permitted Lien	8
Person	8
Predecessor Security	8
Purchase Agreement	8
Qualified Receivables Transaction	8
Qualifying Equity Security	8
Redemption Date	8
Redemption Price	8
Regular Record Date	8
Responsible Officer	9
Restricted Securities	9
Securities	9
Securities Act	9
“Security Register” and “Security Registrar”	9
Special Record Date	9
S&P	9

Note: This table of contents shall not, for any purpose, be deemed to be a part of the Indenture.

-ii-

Stated Maturity		9
Subsidiary		9
Successor		9
Swap Counterparty		9
Telerate Page 3750		10
Transfer		10
Trust Indenture Act		10
Trustee		10
United States		10
Yen		10
Yen Equivalent Principal Amount		10
Yen Rate		10
3-month Dollar LIBO Rate		10
6-month Yen LIBO Rate		10
SECTION 102	Compliance Certificates and Opinions.	10
SECTION 103	Form of Documents Delivered to Trustee.	11
SECTION 104	Acts of Holders; Record Dates.	11
SECTION 105	Notices, Etc., to Trustee, Company and Guarantors.	13
SECTION 106	Notice to Holders; Waiver.	13
SECTION 107	Effect of Headings and Table of Contents.	14
SECTION 108	Successors and Assigns.	14
SECTION 109	Separability Clause.	14
SECTION 110	Benefits of Note Indenture.	14
SECTION 111	Governing Law.	14
SECTION 112	Legal Holidays.	14
SECTION 113	Consent to Service; Jurisdiction.	14
SECTION 114	Language of Notices, Etc.	15

ARTICLE TWO

SECURITY FORMS

SECTION 201	Forms Generally.	15
SECTION 202	Form of Face of Security.	16
SECTION 203	Form of Reverse of Security.	19
SECTION 204	Form of Trustee’s Certificate of Authentication.	27
SECTION 205	Form of Guarantee.	27

ARTICLE THREE

THE SECURITIES

SECTION 301	Title and Terms.	29
SECTION 302	Denominations.	30
SECTION 303	Execution, Authentication, Delivery and Dating.	30
SECTION 304	Temporary Securities.	31
SECTION 305	Registration, Registration of Transfer and Exchange.	31
SECTION 306	Mutilated, Destroyed, Lost and Stolen Securities.	32

Note: This table of contents shall not, for any purpose, be deemed to be a part of the Indenture.

-iii-

Note: This table of contents shall not, for any purpose, be deemed to be a part of the Indenture.

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SECTION 607	Compensation and Reimbursement.	49
SECTION 608	Corporate Trustee Required; Eligibility.	50
SECTION 609	Resignation and Removal; Appointment of Successor.	50
SECTION 610	Acceptance of Appointment by Successor.	51
SECTION 611	Merger, Conversion, Consolidation or Succession to Business.	51
SECTION 612	Appointment of Authenticating Agent.	52
SECTION 613	Withholding Tax Information.	53

ARTICLE SEVEN

HOLDERS’ LISTS AND REPORTS BY TRUSTEE AND COMPANY

SECTION 701	Company to Furnish Trustee Names and Addresses of Holders.	53
SECTION 702	Preservation of Information; Communications to Holders.	54

ARTICLE EIGHT

CONSOLIDATION, MERGER, CONVEYANCE, TRANSFER OR LEASE

SECTION 801	Company May Consolidate, Etc. Only on Certain Terms.	54
SECTION 802	Successor Substituted.	55

ARTICLE NINE

SUPPLEMENTAL INDENTURES

SECTION 901	Supplemental Indentures Without Consent of Holders.	55
SECTION 902	Supplemental Indentures With Consent of Holders.	56
SECTION 903	Execution of Supplemental Indentures.	57
SECTION 904	Effect of Supplemental Indentures.	57
SECTION 905	Reference in Securities to Supplemental Indentures.	57

ARTICLE TEN

COVENANTS

SECTION 1001	Payment of Principal and Interest.	57
SECTION 1002	Maintenance of Office or Agency.	57
SECTION 1003	Money for Security Payments to Be Held in Trust.	58
SECTION 1004	Statement by Officers as to Default.	59
SECTION 1005	Corporate Existence.	59
SECTION 1006	Available Information.	59
SECTION 1007	Payment of Additional Amounts.	60
SECTION 1008	Limitation on Liens.	62
SECTION 1009	Listing.	63
SECTION 1010	Indemnification of Judgment Currency.	64
SECTION 1011	Payment of Certain Issuer Expenses.	64
SECTION 1012	Ownership.	64

Note: This table of contents shall not, for any purpose, be deemed to be a part of the Indenture.

-v-

SECTION 1013	Restrictive Activities.	64
SECTION 1014	Waiver of Immunities.	65

ARTICLE ELEVEN

REDEMPTION OF SECURITIES

SECTION 1101	Right of Redemption.	65
SECTION 1102	Notice of Redemption.	66
SECTION 1103	Deposit of Redemption Price.	66
SECTION 1104	Securities Payable on Redemption Date.	66

ARTICLE TWELVE

GUARANTEE OF THE SECURITIES

SECTION 1201	Guarantee.	67
SECTION 1202	Execution and Delivery of Guarantee.	68
SECTION 1203	Obligations of the Guarantors Unconditional.	68
SECTION 1204	Waivers.	70
SECTION 1205	Waiver of Subrogation and Contribution.	71
SECTION 1206	No Waiver; Cumulative Remedies.	72
SECTION 1207	Continuing Guarantee.	72

ARTICLE THIRTEEN

MEETINGS OF HOLDERS OF SECURITIES

SECTION 1301	Purposes for Which Meetings May Be Called.	72
SECTION 1302	Call, Notice and Place of Meetings.	72
SECTION 1303	Persons Entitled to Vote at Meetings.	73
SECTION 1304	Quorum; Action.	73
SECTION 1305	Determination of Voting Rights; Conduct and Adjournment of Meetings.	74
SECTION 1306	Counting Votes and Recording Action of Meetings.	74
SIGNATURES		76

ANNEX A	Calculation of Conversion Payments and Conversion Credits	A-1
ANNEX B	Conditions to Anticipated Swap Termination	B-1

Note: This table of contents shall not, for any purpose, be deemed to be a part of the Indenture.

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NOTE INDENTURE, dated as of February 12, 2007, among New Sunward Holding Financial Ventures B.V., a private company with limited liability formed under the laws of the Netherlands (herein called the “Company”), having its principal office at Amsteldijk 166, 1079 LH Amsterdam, each of the Guarantors (as hereinafter defined) and The Bank of New York, a bank duly organized and existing under the laws of the State of New York, as Trustee (herein called the “Trustee”).

RECITALS OF THE COMPANY AND THE GUARANTORS

The Company has duly authorized the creation of an issue of its Callable Perpetual Dual-Currency Notes (herein called the “Securities”) of substantially the tenor and amount hereinafter set forth, and to provide therefor the Company has duly authorized the execution and delivery of this Note Indenture.

The Guarantors, jointly and severally, desire to irrevocably and unconditionally guarantee the payment of the principal of and interest on, and any other amount due under, this Note Indenture and the Securities, as the same shall become due in accordance with the terms of this Note Indenture and the Securities pursuant to the Guarantee provided in this Note Indenture and endorsed on the Securities, and to provide therefor have duly authorized the execution and delivery of this Note Indenture.

All things necessary to make the Securities, when executed by the Company and authenticated and delivered hereunder and duly issued by the Company, the valid obligations of the Company, and to make this Note Indenture a valid agreement of the Company, in accordance with their and its terms, have been done.

All things necessary to make the Guarantee, when executed by the Guarantors, the valid obligation of the Guarantors, and to constitute these presents a valid indenture and agreement of the Guarantors, according to its terms, have been done.

NOW, THEREFORE, THIS NOTE INDENTURE WITNESSETH:

For and in consideration of the premises and the purchase of the Securities by the Holders thereof, it is mutually agreed, for the equal and proportionate benefit of all Holders of the Securities, as follows:

ARTICLE ONE

Definitions and Other Provisions

of General Application

SECTION 101 Definitions.

For all purposes of this Note Indenture, except as otherwise expressly provided or unless the context otherwise requires:

(1) the terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular;

(2) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles in Mexico, the Netherlands or any other applicable jurisdiction, and, except as otherwise herein expressly provided, the term “generally accepted accounting principles” with respect to any computation required or permitted hereunder shall mean such accounting principles as are generally accepted in Mexico, the Netherlands or any applicable jurisdiction at the date of such computation;

(3) unless the context otherwise requires, any reference to an “Article” or a “Section”, or to an “Annex”, refers to an Article or Section of, or to an Annex attached to, this Note Indenture, as the case may be;

(4) unless the context otherwise requires, any reference to a statute, rule or regulation refers to the same (including any successor statute, rule or regulation thereto) as it may be amended from time to time; and

(5) the words “herein”, “hereof” and “hereunder” and other words of similar import refer to this Note Indenture as a whole and not to any particular Article, Section or other subdivision.

“Acquired Subsidiary” means any Subsidiary acquired by CEMEX or any other Subsidiary after the date of this Note Indenture in an Acquisition, and any Subsidiaries of such Acquired Subsidiary on the date of such Acquisition.

“Acquiring Subsidiary” means any Subsidiary formed by CEMEX or one of its Subsidiaries solely for the purpose of participating as the acquiring party in any Acquisition, and any Subsidiaries of such Acquiring Subsidiary acquired in such Acquisition.

“Acquisition” means any merger, consolidation, acquisition or lease of assets, acquisition of securities or business combination or acquisition, or any two or more of such transactions, if, upon the completion of such transaction or transactions, CEMEX or any Subsidiary thereof has acquired an interest in any Person who would be deemed to be a Subsidiary under this Note Indenture and was not a Subsidiary prior thereto.

“Act” when used with respect to any Holder, has the meaning specified in Section 104.

“Additional Amounts” has the meaning specified in Section 1007.

“Adjusted Consolidated Net Tangible Assets” means the total assets of CEMEX and its Subsidiaries (less applicable depreciation, amortization and other valuation reserves), including any write-ups or restatements (other than with respect to items referred to in clause (ii) below), after deducting therefrom (i) all current liabilities (excluding the current portion of long-term debt) and (ii) all goodwill, trade names, trademarks, licenses, concessions, patents and other intangibles, all as determined on a consolidated basis in accordance with Mexican GAAP.

“Affiliate” of any specified Person means any other Person who directly or indirectly, through one or more intermediaries, controls or is controlled by, or is under common control with such specified Person. For the purposes of this definition, “control” when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Applicable Taxes” has the meaning specified in Section 1007.

“Authenticating Agent” means any Person authorized by the Trustee pursuant to Section 612 to act on behalf of the Trustee to authenticate Securities.

“Benchmark Swap” has the meaning specified in Annex A.

“Board of Directors” means either the board of directors of the Company or any committee of that board duly authorized to act for it in respect hereof.

“Board Resolution” means a copy of a resolution certified by the Secretary of the Company to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Trustee.

“Business Day” means, with respect to any particular place, each day that is not a Saturday, a Sunday, a day on which banks in New York City or London are authorized or obligated by law or executive order to remain closed, or a day on which the Corporate Trust Office of the Debenture Trustee is closed for business, provided that, when the Dollar Fixed Rate and Yen Rate is applicable, “Business Day” shall not include a day on which banks in Tokyo, Japan, are authorized or obligated by law or executive order to remain closed. If any day on which any delivery, request, surrender or other action is required or permitted hereunder to be taken by or on behalf of a Holder is not a business day in any place where such action is permitted hereunder to be taken, then such actions may be taken at such or any other permitted place on the next succeeding business day at such place with the same force and effect as if taken at the same time on such day that is not a business day at such place.

“C8 Capital (SPV) Limited” means a restricted purpose company incorporated with limited liability domiciled in the British Virgin Islands.

“Calculation Agent” has the meaning specified in the Master Collateral Agreement.

“Capital Lease” means a lease that would be capitalized on a balance sheet of the lessee prepared in accordance with Mexican GAAP.

“CEMEX” means CEMEX, S.A.B. de C.V., a publicly traded stock corporation with variable capital (sociedad anónima búrsatil de capital variable) organized under the laws of Mexico.

“CEMEX Change of Control” means the occurrence of either of the following: (a) any Person or Persons acting in concert or on behalf of any Person(s) is or becomes the beneficial owner, directly or indirectly, of more than 50% of the capital stock of CEMEX, then outstanding and normally entitled (without regard to the occurrence of any contingency) to vote in the election of directors (whether or not any necessary approvals therefor have been obtained); or (b) the direct or indirect sale, lease, transfer, conveyance or other disposition, in one or a series of related transactions, of all or substantially all of the assets of CEMEX, and its Subsidiaries, taken as a whole, to any Person or group of Persons acting in concert (other than to CEMEX or any of its Subsidiaries).

“CEMEX Change of Control Event” means the earliest date on which both of the following events have occurred: (i) a CEMEX Change of Control; and (ii) either prior to a CEMEX Change of Control or within 90 days after public notice of the occurrence of a CEMEX Change of Control (which period will be extended so long as any rating is under publicly-announced consideration of possible downgrade by any of the Rating Agencies), any Rating Agency publicly announces that the corporate credit rating of CEMEX by such Rating Agency is withdrawn or downgraded to a rating below BBB- by S&P or BBB- by Fitch (or their respective equivalents at such time).

“CEMEX México” means CEMEX México, S.A. de C.V., a stock corporation with variable capital (sociedad anónima de capital variable) organized under the laws of Mexico.

“Commission” means the U.S. Securities and Exchange Commission, as from time to time constituted, created under the Securities Exchange Act of 1934, or, if at any time after the execution of this instrument such Commission is not existing and performing the duties now assigned to it under applicable law, then the body performing such duties at such time.

“Company” means the Person named as the “Company” in the first paragraph of this instrument until a successor Person shall have become such pursuant to the applicable provisions of this Note Indenture, and thereafter “Company” shall mean such successor Person.

“Company Request” or “Company Order” means a written request or order signed in the name of the Company by any one of the individuals who may sign an Officers’ Certificate on its behalf and delivered to the Trustee.

“Conditions to Anticipated Swap Termination” has the meaning specified in Annex B.

“Conversion Credits” has the meaning specified in Annex A.

“Conversion Date” has the meaning specified in Section 313, 314 or 315, as applicable.

“Conversion Payment” has the meaning specified in Annex A.

“Conversion Payment Undertaking” means the Conversion Payment Undertaking, dated as of February 12, 2007, of the Company and the Guarantors.

“Corporate Trust Office” means the principal office of the Trustee in the Borough of Manhattan, the City of New York, New York at which at any particular time its corporate trust business shall be administered.

“Debentures” has the meaning specified in the Debenture Indenture, dated as of February 12, 2007, between the Debenture Trustee and the Holders.

“Debentures Indenture” means the Debenture Indenture, dated as of February 12, 2007, between the C8 Capital (SPV) Limited and the Debenture Trustee.

“Debenture Trustee” means The Bank of New York in its capacity as trustee for the Debentures.

“Debt” of any Person means, without duplication, (i) all obligations of such Person for borrowed money, (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (iii) all obligations of such Person to pay the deferred purchase price of property or services, except trade accounts payable arising in the ordinary course of business, (iv) all obligations of such Person as lessee under Capital Leases, (v) all Debt of others secured by a Lien on any asset of such Person, up to the value of such asset, as recorded in such Person’s most recent balance sheet, (vi) all obligations of such Person with respect to product invoices incurred in connection with export financing, (vii) all obligations of such Person under repurchase agreements for the stock issued by such Person or another Person and (viii) all Debt of others guaranteed by such Person. For the avoidance of doubt, Debt does not include Derivatives.

“Defaulted Interest” has the meaning specified in Section 307.

“Derivatives” means any type of derivative obligations, including but not limited to equity forwards, capital hedges, cross-currency swaps, currency forwards, credit default swaps, interest rate swaps and swaptions.

“Dollar” and $ means a U.S. Dollar or other equivalent unit in such coin or currency of the United States of America as at the time shall be legal tender for the payment of public and private debts.

“Dollar Fixed Rate” has the meaning specified in Section 203.

“Dollar Floating Rate” has the meaning specified in Section 203.

“Event of Default” has the meaning specified in Section 501.

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended, and (unless the context otherwise requires) includes the rules and regulations of the Commission promulgated thereunder.

“Expiration Date” has the meaning specified in Section 104(g).

“Extinguishable Coupon Swap” has the meaning specified in the Master Collateral Agreement.

“Fitch” means Fitch Ratings Ltd. or any successor to the rating agency business thereof.

“Global Security” has the meaning specified in Section 201.

“Guarantee” means the joint and several irrevocable and unconditional guarantee of the Securities by the Guarantors, as contained in Article Twelve of this Note Indenture.

“Guarantor” means each of CEMEX, CEMEX México, and New Sunward Holding, and each of their respective Successors, if any, who becomes a Successor pursuant to Section 801.

“Holder” means, with respect to any issuance of Securities, C8 Capital (SPV) Limited or any other Person in whose name such issuance of Security is registered in the Security Register.

“Initial Purchasers” has the meaning specified in the Purchase Agreement.

“Interest Payment Date” means the Stated Maturity of an installment of interest on the Securities.

“Judgment Currency” has the meaning specified in Section 1010.

“LIBO Calculation Agent” has the meaning specified in Section 203.

“LIBOR Business Date” has the meaning specified in Section 203.

“LIBOR Interest Determination Date” has the meaning specified in Section 203.

“Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset. CEMEX or any Subsidiary of CEMEX shall be deemed to own, subject to a Lien, any asset that it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, Capital Lease or other title retention lease relating to such asset, or any account receivable transferred by it with recourse (including any such transfer subject to a holdback or similar arrangement that effectively imposes the risk of collectability on the transferor).

“Master Collateral Agreement” means the Master Collateral Agreement dated as of February 12, 2007, among CEMEX, CEMEX México, New Sunward Holding, the Company, C8 Capital (SPV) Limited, Swap 8 Capital (SPV) Limited, The Bank of New York and Barclays Bank PLC.

“Maturity”, when used with respect to any Security, means the date on which the principal of such Security becomes due and payable as therein or herein provided, whether at the Stated Maturity, by declaration of acceleration, call for redemption, exercise of the repurchase right or otherwise.

“Mexican GAAP” means, at any time of determination, generally accepted accounting principles in Mexico as in effect at such time.

“Mexico” means the United Mexican States.

“New Sunward Holding” means New Sunward Holding B.V., a private company with limited liability formed under the laws of the Netherlands.

“Note Indenture” means this instrument as originally executed or as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof, including, for all purposes of this instrument and any such supplemental indenture, the Annexes attached to this instrument.

“Note Taxing Jurisdiction” has the meaning specified in Section 203.

“Notice of Default” means a written notice of the kind specified in Section 501(4).

“Officers’ Certificate” of the Company means a certificate signed by any one of its chief executive officer, corporate planning or finance director, chief financial officer, comptroller, chief accounting officer or chief legal officer or any other Person authorized to act on behalf of the Company, and delivered to the Trustee. “Officers’ Certificate” of a Guarantor means a certificate signed by any one of the chief executive officer, corporate planning or finance director, chief financial officer, comptroller, chief accounting officer or chief legal officer or any other Person authorized to act on behalf of such Guarantor, and delivered to the Trustee. One of the officers signing an Officers’ Certificate given pursuant to Section 1004 shall be the corporate planning or finance director, chief financial officer, comptroller or finance director of CEMEX. Unless the context otherwise requires, each reference herein to an “Officers’ Certificate” shall mean an Officers’ Certificate of the Company.

“Opinion of Counsel” means an opinion in writing signed by legal counsel who, unless otherwise provided herein, may be an employee of or counsel to CEMEX or the Trustee or who may be other counsel reasonably satisfactory to the Trustee.

“Outstanding” when used with respect to Securities, means, as of the date of determination, all Securities theretofore authenticated and delivered under this Note Indenture, except:

(i) Securities theretofore canceled by the Trustee or delivered to the Trustee for cancellation;

(ii) Securities for whose payment or redemption money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent (other than the Company or any Guarantor) in trust or set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent) for the Holders of such Securities; provided that, if such Securities are to be redeemed, notice of such redemption shall have been duly given pursuant to this Note Indenture or provision therefor satisfactory to the Trustee shall have been made; and

(iii) Securities that have been paid pursuant to Section 306 or in exchange for or in lieu of which other Securities have been authenticated and delivered pursuant to this Note Indenture, other than any such Securities in respect of which there shall have been presented to the Trustee proof satisfactory to it that such Securities are held by a bona fide purchaser in whose hands such Securities are valid obligations of the Company;

provided, however, that in determining whether the Holders of the requisite principal amount of the Outstanding Securities have given, made or taken any request, demand, authorization, direction, notice, consent, waiver or other action hereunder as of any date, Securities owned by the Company, any Guarantor or any other obligor upon the Securities or any Affiliate of the Company or of such other obligor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent, waiver or other action, only Securities that a Responsible Officer of the Trustee knows to be so owned shall be so disregarded. Securities so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right so to act with respect to such Securities and that the pledgee is not the Company or any other obligor upon the Securities or any Affiliate of the Company or of such other obligor.

“Paying Agent” means any Person authorized by the Company to pay the principal of or interest on any Securities on behalf of the Company.

“Permitted Lien” has the meaning specified in Section 1008.

“Person” means any individual, company, corporation, firm, partnership, joint venture, association, organization, state or agency or other entity, whether or not having a separate legal personality.

“Predecessor Security” of any particular Security means every previous Security evidencing all or a portion of the same debt as that evidenced by such particular Security; and, for the purposes of this definition, any Security authenticated and delivered under Section 306 in exchange for or in lieu of a mutilated, destroyed, lost or stolen Security shall be deemed to evidence the same debt as the mutilated, destroyed, lost or stolen Security.

“Purchase Agreement” means the Purchase Agreement, dated as of February 6, 2007, among C8 Capital (SPV) Limited, CEMEX, CEMEX México, New Sunward Holding, the Company and the Initial Purchasers of the securities named therein, relating to the Debentures.

“Qualified Receivables Transaction” means a sale, transfer, or securitization of receivables and related assets by CEMEX or its Subsidiaries, including a sale at a discount, provided that (i) such receivables have been sold, transferred or otherwise conveyed, directly or indirectly, by the originator thereof in a manner that satisfies the requirements for a sale, transfer or other conveyance under the laws and regulations of the jurisdiction in which such originator is organized; (ii) at the time of the sale, transfer or securitization of receivables is put in place, the receivables are derecognized from the balance sheet of CEMEX or its Subsidiary in accordance with the generally accepted accounting principles applicable to such Person in effect as at the date of such sale, transfer or securitization; and (iii) except for customary representations, warranties, covenants and indemnities, such sale, transfer or securitization is carried out on a non-recourse basis or on a basis where recovery is limited to the collection of receivables.

“Qualifying Equity Security” means any security that (a) is issued or guaranteed by CEMEX and (b) is accounted for as “equity” of CEMEX in the consolidated financial statements of CEMEX.

“Rating Agencies” means S&P and Fitch.

“Redemption Date” when used with respect to any Security to be redeemed, means the date fixed for such redemption by or pursuant to this Note Indenture.

“Redemption Price” when used with respect to any Security to be redeemed, means the price at which it is to be redeemed as set forth in the Securities.

“Regular Record Date” for the interest payable on any Interest Payment Date means March 15, June 15, September 15 or December 15 (regardless of whether a Business Day), as the case may be, immediately preceding such Interest Payment Date.

“Responsible Officer” with respect to the Trustee, any officer, within the Corporate Trust Office (or any successor group of the Trustee), including any senior vice president, vice president, assistant vice president, secretary, assistant secretary, or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer’s knowledge of and familiarity with the particular subject.

“Restricted Securities” has the meaning specified in Section 201.

“Securities” means the securities designated as such in the first paragraph of the RECITALS OF THE COMPANY AND THE GUARANTORS.

“Securities Act” means the U.S. Securities Act of 1933, as amended, and (unless the context otherwise requires) includes the rules and regulations of the Commission promulgated thereunder.

“Security Register” and “Security Registrar” have the respective meanings specified in Section 305.

“Special Record Date” for the payment of any Defaulted Interest means a date fixed by the Trustee pursuant to Section 307.

“S&P” means Standard & Poor’s, a division of McGraw-Hill Companies, Inc., or any successor to the rating agency business thereof.

“Stated Maturity” when used with respect to any Security or any installment of interest thereon, means any date specified in such Security as the fixed date on which such installment of interest is due and payable.

“Subsidiary” means, with respect to any Person, any corporation, partnership, joint venture, limited liability company, trust, estate or other entity of which (or in which) more than 50% of (a) in the case of a corporation, the issued and outstanding capital stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether at the time capital stock of any other class or classes of such corporation shall or might have voting power upon the occurrence of any contingency not in the control of such Person), (b) in the case of a limited liability company, partnership or joint venture, the interest in the capital or profits of such limited liability company, partnership or joint venture or (c) in the case of a trust or estate, the beneficial interest in such trust or estate, is at the time directly or indirectly owned or controlled by (X) such Person, (Y) such Person and one or more of its other Subsidiaries or (Z) one or more of such Person’s other Subsidiaries. Unless the context otherwise requires, all references herein to a “Subsidiary” shall refer to a Subsidiary of CEMEX.

“Successor” has the meaning specified in Section 801.

“Swap Counterparty” means Swap 8 Capital (SPV) Limited, a restricted purpose company incorporated with limited liability domiciled in the British Virgin Islands.

“Telerate Page 3750” has the meaning specified in Section 203.

“Transfer” of any Security encompasses any sale, pledge, transfer, hypothecation or other disposition of such Security or any interest therein.

“Trust Indenture Act” means the U.S. Trust Indenture Act of 1939, as amended, and (unless the context otherwise requires) includes the rules and regulations of the Commission thereunder.

“Trustee” means the Person named as the “Trustee” in the first paragraph of this instrument until a successor Trustee shall have become such pursuant to the applicable provisions of this Note Indenture, and thereafter “Trustee” shall mean such successor Trustee.

“United States” means the United States of America (including the States thereof and the District of Columbia), its territories, its possessions and other areas subject to its jurisdiction.

“Yen” and “¥” means a Japanese Yen or other equivalent unit in such coin or currency of Japan as at the time shall be legal tender for the payment of public and private debts.

“Yen Equivalent Principal Amount” has the meaning specified in Section 203.

“Yen Rate” has the meaning specified in Section 203.

“3-month Dollar LIBO Rate” has the meaning specified in Section 203.

“6-month Yen LIBO Rate” has the meaning specified in Section 203.

SECTION 102 Compliance Certificates and Opinions.

Upon any application or request by the Company to the Trustee to take any action under any provision of this Note Indenture, the Company shall furnish to the Trustee such certificates and opinions as may be required hereunder. Each such certificate or opinion shall be given in the form of an Officers’ Certificate, if to be given by an officer of the Company, or an Opinion of Counsel if to be given by counsel.

Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Note Indenture (except for certificates provided for in Section 1004) shall include,

(1) a statement that each individual signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

(2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(3) a statement that, in the opinion of each such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether such covenant or condition has been complied with; and

(4) a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with.

SECTION 103 Form of Documents Delivered to Trustee.

In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

Any certificate or opinion of an officer of the Company or any Guarantor may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous. Any such certificate or opinion of counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Company or of the relevant Guarantor, as the case may be, stating that the information with respect to such factual matters is in the possession of the Company or such Guarantor, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Note Indenture, they may, but need not, be consolidated and form one instrument.

SECTION 104 Acts of Holders; Record Dates.

(a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided or permitted by this Note Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to a Responsible Officer of the Trustee and, where it is hereby expressly required, to the Company or the Guarantors. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Note Indenture and (subject to Section 601) conclusive in favor of the Trustee and the Company, if made in the manner provided in this Section.

(b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by a signer acting in a capacity other than his individual capacity, such certificate or affidavit shall also constitute sufficient proof of his authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner which the Trustee deems sufficient.

(c) The ownership of Securities shall be proved by the Security Register.

(d) Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Security shall bind every future Holder of the same Security and the Holder of every Security issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee or the Company in reliance thereon, regardless of whether notation of such action is made upon such Security.

(e) The Company may set any day as a record date for the purpose of determining the Holders of Outstanding Securities entitled to give, make or take any request, demand, authorization, direction, notice, consent, waiver or other action provided or permitted by this Note Indenture to be given, made or taken by Holders of Securities, provided that the Company may not set a record date for, and the provisions of this paragraph shall not apply with respect to, the giving or making of any notice, declaration, request or direction referred to in the next paragraph. If any record date is set pursuant to this paragraph, the Holders of Outstanding Securities on such record date, and no other Holders, shall be entitled to take the relevant action, regardless of whether such Holders remain Holders after such record date; provided that no such action shall be effective hereunder unless taken on or prior to the applicable Expiration Date by Holders of the requisite principal amount of Outstanding Securities on such record date. Nothing in this paragraph shall be construed to prevent the Company from setting a new record date for any action for which a record date has previously been set pursuant to this paragraph (whereupon the record date previously set shall automatically and with no action by any Person be cancelled and of no effect), and nothing in this paragraph shall be construed to render ineffective any action taken by Holders of the requisite principal amount of Outstanding Securities on the date such action is taken. Promptly after any record date is set pursuant to this paragraph, the Company, at its own expense, shall cause notice of such record date, the proposed action by Holders and the applicable Expiration Date to be given to the Trustee in writing and to each Holder of Securities in the manner set forth in Section 106.

(f) The Trustee may set any day as a record date for the purpose of determining the Holders of Outstanding Securities entitled to join in the giving or making of (i) any Notice of Default, (ii) any declaration of acceleration referred to in Section 502, (iii) any request to institute proceedings referred to in Section 507(2) or (iv) any direction referred to in Section 512. If any record date is set pursuant to this paragraph, the Holders of Outstanding Securities on such record date, and no other Holders, shall be entitled to join in such notice, declaration, request or direction, regardless whether such Holders remain Holders after such record date; provided that no such action shall be effective hereunder unless taken on or prior to the applicable Expiration Date by Holders of the requisite principal amount of Outstanding Securities on such record date. Nothing in this paragraph shall be construed to prevent the Trustee from setting a new record date for any action (whereupon the record date previously set shall automatically and without any action by any Person be cancelled and of no effect), nor shall anything in this paragraph be construed to render ineffective any action taken by Holders of the requisite principal amount of Outstanding Securities on the date such action is taken. Promptly after any record date is set pursuant to this paragraph, the Trustee, at the Company’s expense, shall cause notice of such record date, the proposed action by Holders and the applicable Expiration Date to be given to the Company in writing and to each Holder of Securities in the manner set forth in Section 106.

(g) With respect to any record date set pursuant to this Section, the party hereto that sets such record date may designate any day as the “Expiration Date” and from time to time may change the Expiration Date to any earlier or later day, provided that no such change shall be effective unless notice of the proposed new Expiration Date is given to the other party hereto in writing, and to each Holder of Securities in the manner set forth in Section 106, on or prior to the existing Expiration Date. If an Expiration Date is not designated with respect to any record date set pursuant to this Section, the party hereto that set such record date shall be deemed to have initially designated the 180th day after such record date as the Expiration Date with respect thereto, subject to its right to change the Expiration Date as provided in this paragraph. Notwithstanding the foregoing, no Expiration Date shall be later than the 180th day after the applicable record date.

Without limiting the foregoing, a Holder entitled hereunder to take any action hereunder with regard to any particular Security may do so with regard to all or any part of the principal amount of such Security or by one or more duly appointed agents each of which may do so pursuant to such appointment with regard to all or any part of such principal amount.

SECTION 105 Notices, Etc., to Trustee, Company and Guarantors.

Any request, demand, authorization, direction, notice, consent, waiver or Act of Holders or other document provided or permitted by this Note Indenture to be made upon, given or furnished to, or filed with,

(1) the Trustee by any Holder or by the Company or any Guarantor shall be in the English language and shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing to or with the Trustee at its Corporate Trust Office, or

(2) the Company or any Guarantor by the Trustee or by any Holder shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if in writing and mailed, first class postage prepaid, to it addressed to it at the address of the Company’s principal office specified in the first paragraph of this instrument, Attention: Finance Director, with a copy to CEMEX at Av. Ricardo Margáin Zozaya #325, Colonia Valle del Campestre, Garza García, Nuevo León, México 66265, Attention: General Counsel, or at any other address previously furnished in writing to the Trustee by the Company.

SECTION 106 Notice to Holders; Waiver.

Where this Note Indenture provides for notice to Holders of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first class postage prepaid, to each Holder affected by such event, at his address as it appears in the Security Register. In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders. Where this Note Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

In case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give such notice by mail, then such notification as shall be made with the approval of the Trustee shall constitute a sufficient notification for every purpose hereunder.

SECTION 107 Effect of Headings and Table of Contents.

The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

SECTION 108 Successors and Assigns.

All covenants and agreements in this Note Indenture by the Company or any Guarantor shall bind its successors and assigns, regardless of whether so expressed.

SECTION 109 Separability Clause.

In case any provision in this Note Indenture or in the Securities or the Guarantee shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 110 Benefits of Note Indenture.

Nothing in this Note Indenture or in the Securities or the Guarantee, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder and the Holders of Securities, any benefit or any legal or equitable right, remedy or claim under this Note Indenture.

SECTION 111 Governing Law.

THIS NOTE INDENTURE, THE GUARANTEE AND THE SECURITIES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

SECTION 112 Legal Holidays.

In any case where any Interest Payment Date, Redemption Date, Conversion Date or Stated Maturity of any Security shall not be a Business Day, then (notwithstanding any other provision of this Note Indenture or of the Securities) payment of interest or principal (and premium, if any) need not be made on such date, but may be made on the preceding Business Day with the same force and effect as if made on the Interest Payment Date, Redemption Date, Conversion Date or at the Stated Maturity, as the case may be.

SECTION 113 Consent to Service; Jurisdiction.

The Company, each Guarantor and the Trustee agree that any legal suit, action or proceeding arising out of or relating to this Note Indenture, the Securities or the Guarantee, may be instituted in any federal or state court in the Borough of Manhattan, The City of New York, waives any objection which it may now or hereafter have to the laying of the venue of any such legal suit, action or proceeding, waives any immunity from jurisdiction or to service of process in respect of any such suit, action or proceeding, and irrevocably submits to the jurisdiction of any such court in any such suit, action or proceeding. Each of the Company, each Guarantor and the Trustee further submits to the jurisdiction of the courts of its own corporate domicile in any legal suit, action or proceeding initiated against each of them arising out of or relating to this Note Indenture, and each of the Company and the Guarantors further submits to the jurisdiction of the courts of its own corporate domicile in any legal suit, action or proceeding initiated against each of them arising out of or relating to the Securities or the Guarantee. Each of the parties hereto also irrevocably waives any right it may have to the jurisdiction of any court other than the courts mentioned above pursuant to applicable law. Each of the Company and the Guarantors hereby designates and appoints CEMEX NY Corporation, 590 Madison Ave., 41st Floor, New York, New York 10022, Attention: General Counsel, as its authorized agent upon which process may be served in any legal suit, action or proceeding arising out of or relating to this Note Indenture, the Securities or the Guarantee which may be instituted in any federal or state court in the Borough of Manhattan, The City of New York, New York, and agrees that service of process upon such agent, and written notice of said service to the Company or a Guarantor by the Person serving the same, shall be deemed in every respect effective service of process upon the Company (if such notice is given to the Company) or upon such Guarantor (if such notice is given to a Guarantor) in any such suit, action or proceeding and further designates its domicile, the domicile of CEMEX NY Corporation specified above and any domicile CEMEX NY Corporation may have in the future as its domicile to receive any notice hereunder (including service of process). If for any reason CEMEX NY Corporation (or any successor agent for this purpose) shall cease to have a domicile in New York or to act as agent for service of process as provided above, each of the Company and the Guarantors will promptly appoint a successor agent domiciled in New York for this purpose reasonably acceptable to Trustee and shall grant thereto notarial powers-of-attorney for lawsuits and collections. Each of the Company and the Guarantors agrees to take any and all actions as may be necessary to maintain such designation and appointment of such agent in full force and effect. Notwithstanding the foregoing, if CEMEX NY Corporation ceases to be a New York Corporation the parties shall immediately appoint CT Corporation System, Inc. as a replacement thereof.

SECTION 114 Language of Notices, Etc.

Any request, demand, authorization, direction, notice, consent or waiver required or permitted under this Note Indenture shall be in the English language, except that any published notice may be in an official language of the country of publication.

ARTICLE TWO

Security Forms

SECTION 201 Forms Generally.

The Securities and the Trustee’s certificates of authentication shall be in substantially the forms set forth in this Article, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Note Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the rules of any securities exchange or depositary thereof or as may, consistently herewith, be determined by the officers executing such Securities, as evidenced by their execution of the Securities.

The definitive Securities shall be printed, lithographed or engraved on steel engraved borders or may be produced in any other manner, all as determined by the officers executing such Securities, as evidenced by their execution of such Securities.

The legends set forth in Section 202 may not be omitted from Securities issued hereunder at any time.

Original Securities offered and sold in their initial distribution shall be initially issued in the form of one or more Global Securities in definitive, fully registered form without interest coupons, substantially in the form of Security set forth in Sections 202 and 203, with such applicable legends as are provided for in Section 202. Such Global Securities shall be registered in the name of the Holders or their nominees and deposited with the Trustee, at its Corporate Trust Office, as custodian for the Holders, duly executed by the Company and authenticated by the Trustee as hereinafter provided, for credit to the respective accounts of the Holders. The aggregate principal amount of the Global Security may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for the Holders, in connection with a corresponding decrease or increase in the aggregate principal amount of the Global Security, as hereinafter provided.

Securities issued in exchange for a Global Security or any portion thereof shall be issued in definitive, fully registered form, without interest coupons, shall have an aggregate principal amount equal to that of such Global Security or portion thereof to be so exchanged, shall be registered in such names and be in such authorized denominations as the Trustee shall designate and shall bear any legend required hereunder. Any Global Security to be exchanged in whole shall be surrendered. With regard to any Global Security to be exchanged in part, either such Global Security shall be surrendered for exchange or the principal amount thereof shall be reduced, by an amount equal to the portion thereof to be so exchanged, by means of an appropriate adjustment made on the records of the Trustee. Upon such surrender or adjustment, the Trustee shall authenticate and deliver the Security issuable on such exchange.

SECTION 202 Form of Face of Security.

THIS SECURITY (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION ORIGINALLY EXEMPT FROM REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE TRANSFERRED IN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, ANY “U.S. PERSON” WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, EXCEPT PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND ALL APPLICABLE STATE SECURITIES LAWS.

New Sunward Holding Financial Ventures B.V.

Callable Perpetual Dual-Currency Notes

No.	$

New Sunward Holding Financial Ventures B.V., a private company with limited liability formed under the laws of the Netherlands (herein called the “Company”, which term includes any successor Person under the Note Indenture hereinafter referred to), for value received, hereby promises to pay to [name of Holder] or registered assigns, the principal sum of              Dollars, or such other principal amount as may be set forth in the records of the Trustee hereinafter referred to, in accordance with the Note Indenture and to pay interest thereon from February 12, 2007, or from the most recent Interest Payment Date to which interest has been paid or duly provided for in the amount and currency provided in the Note Indenture. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Note Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be March 15, June 15, September 15 or December 15 (regardless of whether a Business Day), as the case may be, immediately preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Note Indenture.

Payment of the principal of this Security will be made in immediately available funds and in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. Payment of interest on this Security will be made in immediately available funds and in such coin or currency of the United States of America or Japan, as applicable, as at the time of payment is legal tender payment of public and private debt. Each such payment of principal and interest will be made at the office or agency of the Company maintained for that purpose in the Borough of Manhattan, The City of New York or, at the option of the Holder and subject to any fiscal or other laws and regulations, at any other office or agency maintained by the Company for such purpose; provided, however, that upon application by the Holder to the Security Registrar not later than the 10th day immediately preceding the relevant Regular Record Date, such Holder may receive payment by wire transfer to a U.S. Dollar account (such transfers to be made only to Holders of an aggregate principal amount in excess of $5,000,000) maintained by the payee with a bank in The City of New York; and provided, further, that, subject to the preceding proviso, payment of interest may, at the option of the Company, be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register. Unless such designation is revoked, any such designation made by the Holder with respect to this Security will remain in effect with respect to future payments with respect to this Security payable to the Holder. The Company will pay any administrative costs imposed by banks in connection with making any such payments upon application of such Holder for reimbursement.

The Company shall, to the fullest extent permitted by law, indemnify the Holder of this Security against any loss incurred by such Holder as a result of any judgment or order being given or made for any amount due under this Security and being expressed and paid in a currency other than Dollars, and as a result of any variation between relevant rates of exchange, as provided in the Note Indenture.

Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Note Indenture or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

Dated:

New Sunward Holding Financial Ventures B.V.

By
Name:
Title:

SECTION 203 Form of Reverse of Security.

This Security is one of a duly authorized issue of Securities of the Company designated as its Callable Perpetual Dual-Currency Notes (herein called the “Securities”), issued and to be issued under a Note Indenture, dated as of February 12, 2007 (herein called the “Note Indenture”, which term shall have the meaning assigned to it in such instrument), among the Company, the Guarantors named therein and The Bank of New York, as Trustee (herein called the “Trustee”, which term includes any successor trustee under the Note Indenture), to which Note Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Guarantors, the Trustee and the Holders and of the terms upon which the Securities are, and are to be, authenticated and delivered.

As provided in Article Twelve of the Note Indenture, the Guarantors have, for the benefit of the Holders, jointly and severally irrevocably and unconditionally guaranteed the due and punctual payment of all amounts payable by the Company under the Note Indenture and the Securities as and when the same shall become due and payable. Reference is hereby made to Article Twelve of the Note Indenture for a statement of the respective rights, limitations of rights, duties and amounts thereunder of the Guarantors and the Trustee.

All payments of principal and interest in respect of the Securities, the Note Indenture and the Guarantee by or for the account of the Company or any Guarantor shall be made without withholding or deduction for any present or future taxes, duties, assessments or governmental charges of whatever nature imposed, levied, collected, withheld or assessed by or on behalf of Mexico, the Netherlands, the British Virgin Islands or in the event the Company or any Guarantor appoints additional paying agents, by the jurisdictions of such additional paying agents (each a “Note Taxing Jurisdiction”), or any political subdivision thereof or any authority therein or thereof (“Applicable Taxes”), except to the extent that such Applicable Taxes are required by a Note Taxing Jurisdiction or any such political subdivision or authority to be withheld or deducted. In the event of any withholding or deduction for any Applicable Taxes, the Company and the Guarantors shall pay such additional amounts (“Additional Amounts”) as will result in receipt by the Holders of Securities on the respective due dates of such amounts as would have been received by them had no such withholding or deduction (including for any Applicable Taxes payable in respect of Additional Amounts) been required, except that no such Additional Amounts shall be payable with respect to any payment on a Security:

(i) to the extent that such taxes or duties are imposed or levied by reason of such Holder (or the beneficial owner) having some connection with the Note Taxing Jurisdiction other than the mere holding (or beneficial ownership) of such Securities;

(ii) to the extent that such taxes or duties are imposed on, or measured by, net income of the Holder (or beneficial owner);

(iii) in respect of which the Holder (or beneficial owner) fails to comply with any certification, identification or other reporting requirement concerning its nationality, residence, identity or connection with the Note Taxing Jurisdiction if (1) compliance is required by applicable law, regulation, administrative practice or treaty as a precondition to exemption from all or a part of the taxes, (2) the Holder (or beneficial owner) is able to comply with those requirements without undue hardship and (3) the Company has given all Holders at least 30 days’ prior notice that they will be required to comply with such requirements;

(iv) in respect of which the Holder (or beneficial owner) fails to surrender (where surrender is required) its Securities for payment within 30 days after the Company has made available a payment of principal or interest, provided that the Company will pay Additional Amounts to which a Holder would have been entitled had the Securities been surrendered on any day (including the last day) within such 30-day period;

(v) to the extent that such taxes or duties are imposed by reason of an estate, inheritance, gift, value added, use or sales tax or any similar taxes, assessments or other governmental charges;

(vi) where such withholding or deduction is imposed on a payment to an individual and is required to be made pursuant to any European Union Directive on the taxation of savings implementing the conclusions of the ECOFIN Council meeting of 26-27 November 2000 or any law implementing or complying with, or introduced in order to conform to, such Directive; or

(vii) by or on behalf of a Holder who would have been able to avoid such withholding or deduction by presenting the relevant Securities to another paying agent in a member state of the European Union.

The Company shall provide the Trustee, as soon as practicable, with documentation (which may consist of certified copies of such documentation) satisfactory to the Trustee evidencing the payment of Applicable Taxes in respect of which the Company has paid any Additional Amounts. Copies of such documentation shall be made available to the Holders of the Securities or the Paying Agent, as applicable, upon request therefor.

The Company shall pay all stamp and other duties, if any, which may be imposed by Mexico, the United States of America, the Netherlands or any other applicable jurisdiction or any authority therein or thereof, with respect to the Note Indenture, the Guarantee, the Conversion Payment Undertaking or the issuance of this Security.

At all times when CEMEX is required to file any financial statements or reports with the Commission, CEMEX shall use its best efforts to file all required statements or reports in a timely manner in accordance with the rules and regulations of the Commission. In addition, at any time when CEMEX is not subject to or is not current in its reporting obligations under Section 13 or Section 15(d) of the Exchange Act or is not included on the Commission’s list of foreign private issuers that claim exemption from the registration requirements of Section 12(g) of the Exchange Act pursuant to Rule 12g3-2(b) thereunder and any Debentures remain outstanding (or if otherwise required with respect to the Company, any Guarantor or C8 Capital (SPV) Limited), CEMEX will make available, upon request, to any holder and any prospective purchaser of Debentures that are “restricted securities” under the Securities Act, the information referred to in Rule 144A(d)(4) under the Securities Act in order to permit resales of the Debentures in compliance with Rule 144A.

If an Event of Default shall occur and be continuing, the principal of this Security or of all the Securities may be declared due and payable to the extent, in the manner and with the effect provided in the Note Indenture.

The Note Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the Guarantors and the rights of the Holders of the Securities under the Note Indenture at any time by the Company, the Guarantors and the Trustee with the consent of the Trustee, Swap Counterparty, the holders of not less than the majority in principal amount (by aggregate liquidation preference) of the Debentures then Outstanding (as defined in the Debenture Indenture) and the Holders of not less than a majority in principal amount of the Outstanding Securities. The Note Indenture also contains provisions permitting the Holders of a majority in aggregate principal amount of the Securities at the time Outstanding, on behalf of the Holders of all the Securities, to waive compliance by the Company with certain provisions of the Note Indenture and certain past defaults under the Note Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, regardless of whether notation of such consent or waiver is made upon this Security.

As provided in and subject to the Note Indenture, at any time when there is more than one Holder of Securities, the Holder of this Security shall not have any right to institute any proceeding with respect to the Note Indenture, or for the appointment of a receiver or trustee, or for any other remedy thereunder, unless such Holder has previously given written notice to the Trustee of a continuing Event of Default, the Holders of not less than 25% in principal amount of the Outstanding Securities have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee reasonable indemnity, and the Trustee has not received from the Holders of a majority in principal amount of the Outstanding Securities a direction inconsistent with such request, and has failed to institute any such proceeding, for 60 days after its receipt of such notice, request and indemnity. The foregoing does not apply to any suit instituted by the Holder of this Security for the enforcement of any payment of the principal hereof or interest hereon on or after the respective due dates expressed herein.

No reference herein to the Note Indenture and no provision of this Security or of the Note Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Security at the times, place and rate, and in the coin or currency, herein prescribed.

As provided in the Note Indenture and subject to certain limitations and satisfaction of certain requirements therein set forth, the transfer of this Security is registrable in the Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Company in the Borough of Manhattan, The City of New York, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

The Securities are issuable only in registered form without coupons in denominations of $100,000 and integral multiples of $1,000 in excess thereof. As provided in the Note Indenture and subject to certain limitations and satisfaction of certain requirements therein set forth, Securities are exchangeable for a like aggregate principal amount of Securities of the same or a different authorized denomination, as requested by the Holder surrendering the same.

No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Prior to due presentment of this Security for registration of transfer, the Company, the Guarantors, the Trustee and any agent of the Company, any Guarantor or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, regardless of whether this Security be overdue, and neither the Company, the Guarantors, the Trustee nor any such agent shall be affected by notice to the contrary.

Interest on this Security shall be computed as follows:

Yen Floating Rate Interest— Unless the interest rate has been previously converted to the Dollar Fixed Rate, the Securities will accrue interest in Japanese Yen beginning on the issue date to but not including December 31, 2014, at an annual percentage rate equal to the 6-month Yen LIBO Rate multiplied by 3.55248 (the “Yen Rate”), reset semi-annually, as applied to a Yen principal amount of Japanese Yen 90,193,000,000 (the “Yen Equivalent Principal Amount”). Interest will be payable semi-annually in arrears on June 30 and December 31 of each year (or, if not a Business Day, on the preceding Business Day), each also a “LIBO Rate Reset Date”, beginning on June 30, 2007.

The amount of interest payable for any semi-annual interest period will be computed by multiplying the Yen Rate for that semi-annual interest period by a fraction, the numerator of which will be the actual number of days elapsed during that semi-annual interest period (determined by including the first day of the interest period and excluding the last day), and the denominator of which will be 360, and by multiplying the result by the Yen Equivalent Principal Amount corresponding to the aggregate outstanding Dollar principal amount of the Securities. The Yen Equivalent Principal Amount will not change over time as a result of fluctuations in the Yen Rate or the Dollar Floating Rate. For the initial interest period ending on June 30, 2007, the Yen Rate will be 2.05348%.

Dollar Fixed Rate Interest— If the interest rate on the Securities has been converted to the Dollar Fixed Rate, the Securities will accrue interest in Dollars, from the semi-annual Interest Payment Date on or immediately prior to the Conversion Date (or the issue date if there is no semi-annual Interest Payment Date prior to the Conversion Date) to but not including December 31, 2014, at the annual rate of 6.640% (the “Dollar Fixed Rate”), as applied to the aggregate outstanding Dollar principal amount of the Securities. Interest will be payable semi-annually in arrears on June 30 and December 31 of each year (or, if not a Business Day, on the preceding Business Day). The interest due at the Dollar Fixed Rate on an Interest Payment Date may be reduced by the application of Conversion Credits, if applicable, on such Interest Payment Date.

The amount of interest payable for any semi-annual interest accrual period at the Dollar Fixed Rate will be computed on the basis of a 360-day year consisting of twelve 30-day months.

Dollar Floating Rate Interest— The Securities will accrue interest in U.S. Dollars, beginning on December 31, 2014, to the date the principal amount of the Securities is repaid in full, at an annual percentage rate equal to the 3-month U.S. Dollar LIBO Rate plus 4.400% (the “Dollar Floating Rate”), as applied to the aggregate outstanding Dollar principal amount of the Securities. Interest will be reset quarterly, as applied to the aggregate outstanding Dollar principal amount of the Securities and payable quarterly in arrears on March 31, June 30, September 30 and December 31 of each year (or if not a Business Day, on the preceding Business Day), each also a “LIBO Rate Reset Date”, beginning on March 31, 2015.

The amount of interest payable at the Dollar Floating Rate for any quarterly interest period will be computed by multiplying the Dollar Floating Rate for that quarterly interest period by a fraction, the numerator of which will be the actual number of days elapsed during that quarterly interest period (determined by including the first day of the interest period and excluding the last day), and the denominator of which will be 360, and by multiplying the result by the aggregate principal amount of the Securities then Outstanding.

Determining the Floating Rates

The “6-month Yen LIBO Rate” means the rate determined in accordance with the following provisions:

(1) On the LIBOR Interest Determination Date, the Calculation Agent or its affiliate will determine the 6-month Yen LIBO Rate, which will be the rate for deposits in Japanese Yen having a six-month maturity which appears on the Telerate Page 3750 as of 11:00 a.m., London time, on the LIBOR Interest Determination Date.

(2) If no rate appears on Telerate Page 3750 on the LIBOR Interest Determination Date, the rate will be determined on the basis of the rates at which deposits in Japanese Yen are offered by the reference banks at approximately 11:00 a.m., London time, on that LIBOR Interest Determination Date to prime banks in the London Inter-Bank Market for the period of six months commencing on the applicable LIBO Rate Reset Date and in a principal amount that is representative for a single transaction in Yen in that market at that time. The Calculation Agent will request the principal London office of each of the reference banks to provide a quotation for its rate. If at least two such quotations are provided, then the 6-month Yen LIBO Rate for that LIBOR Interest Determination Date will be the arithmetic mean of the quotations (rounded, if necessary, to the nearest one-hundredth (0.01) of a percent). If fewer than two quotations are provided as requested, the rate for that LIBOR Interest Determination Date will be the arithmetic mean (rounded, if necessary, to the nearest one-hundredth (0.01) of a percent) of the rates quoted by major banks in Tokyo, selected by the Calculation Agent, at approximately 11:00 a.m., Tokyo time on that LIBOR Interest Determination Date for loans in Japanese Yen to leading European banks having a six-month maturity commencing on the applicable LIBO Rate Reset Date and in a principal amount that is representative for a single transaction in Yen in that market at that time.

The “3-month Dollar LIBO Rate” means the rate determined in accordance with the following provisions:

(1) On the LIBOR Interest Determination Date, the LIBO Calculation Agent or its affiliate will determine the 3-month Dollar LIBO Rate, which will be the rate for deposits in U.S. Dollars having a three-month maturity which appears on the Telerate Page 3750 as of 11:00 a.m., London time, on the LIBOR Interest Determination Date.

(2) If no rate appears on Telerate Page 3750 on the LIBOR Interest Determination Date, the rate will be determined on the basis of the rates at which deposits in U.S. Dollars are offered by the reference banks at approximately 11:00 a.m., London time, on that LIBOR Interest Determination Date to prime banks in the London Inter-Bank Market for the period of three months commencing on the applicable LIBO Rate Reset Date and in a principal amount that is representative for a single transaction in U.S. Dollars in that market at that time. The LIBO Calculation Agent will request the principal London office of each of the reference banks to provide a quotation for its rate. If at least two such quotations are provided, then the 3-month Dollar LIBO Rate for that LIBOR Interest Determination Date will be the arithmetic mean of the quotations (rounded, if necessary, to the nearest one-hundredth (0.01) of a percent). If fewer than two quotations are provided as requested, the rate for that LIBOR Interest Determination Date will be the arithmetic mean (rounded, if necessary, to the nearest one-hundredth (0.01) of a percent) of the rates quoted by major banks in New York City, selected by the LIBO Calculation Agent, at approximately 11:00 a.m., New York time on the applicable LIBO Rate Reset Date for loans in U.S. Dollars to leading European banks having a three-month maturity commencing on that LIBOR Interest Determination Date and in a principal amount that is representative for a single transaction in U.S. Dollars in that market at that time.

“Telerate Page 3750” means the display designated as “Telerate Page 3750” on Moneyline Telerate, Inc. (or such other page as may replace “Telerate Page 3750” on such service) or such other service displaying the London Inter-Bank offered rates of major banks, as may replace Moneyline Telerate, Inc.

“LIBOR Interest Determination Date” means the second LIBOR Business Day preceding each LIBO Rate Reset Date.

“LIBOR Business Day” means (a) for the 6-month Yen LIBO Rate any business day on which dealings in deposits in Japanese Yen are transacted in the London Inter-Bank market and (b) for the 3-month Dollar LIBO Rate any business day on which dealings in deposits in U.S. Dollars are transacted in the London Inter-Bank market.

“LIBO Calculation Agent” means The Bank of New York, or its successor, acting as calculation agent.

Interest upon CEMEX Change of Control

Upon a CEMEX Change of Control Event, from the date on which the CEMEX Change of Control Event occurs, the Securities will bear, in addition to the interest otherwise applicable to the Securities, additional interest in Dollars at a rate of 5.00% per year, as applied to the aggregate outstanding Dollar principal amount of the Securities. The amount of additional interest payable for any semi-annual interest accrual period will be computed on the basis of a 360-day year consisting of twelve 30-day months.

Optional Deferral of Interest

The Company may defer, at its sole discretion, on one or more occasions, payment for all (but not part) of the scheduled interest payment otherwise due and payable on any Interest Payment Date that falls on or after the earlier of (a) the Conversion Date and (b) March 31, 2015. The Company will give the Holder and the Debenture Trustee notice of any interest deferral not more than 30 nor less than 10 Business Days prior to the applicable Interest Payment Date. If the Interest Payment Date for which interest deferral is proposed is also the Conversion Date, no election to defer interest due on that date shall be effective unless the Company shall have converted the interest rate on the Securities and paid in full any Conversion Payment due in connection with the conversion.

Any deferred amounts on the Securities not paid on an Interest Payment Date will accumulate but will bear no interest.

The Company may at any time pay in whole or in part any deferred interest by providing at least five Business Days written notice to the Holder and the Debenture Trustee.

The Company may not defer application of any available Conversion Credits, which shall be applied on each Interest Payment Date to reduce the amount of interest paid or deferred, as applicable, on the Securities.

The Company may not elect to defer any scheduled interest on the Securities due on any Interest Payment Date at any time when CEMEX or any of its Subsidiaries has:

(i) declared or paid any dividend, or made any distributions on common stock of CEMEX at or since the most recent annual general meeting of the shareholders of CEMEX;

(ii) paid any interest or other distributions on any Qualifying Equity Security after the interest payment date of the Debentures immediately preceding the Interest Payment Date for which interest deferral is proposed; or

(iii) repurchased, redeemed or otherwise reacquired any Qualifying Equity Security after the interest payment date for the Debentures immediately preceding the Interest Payment Date for which interest deferral is proposed, other than repurchases, redemptions or reacquisitions (a) the sole consideration for which was the payment of common stock of CEMEX (or rights to acquire common stock of CEMEX), or (b) in connection with the satisfaction of obligations under any existing or future benefit plan for directors, officers or employees.

At any time the Company elects to defer payment of any interest amount on the Securities and for so long as any amount of deferred interest remains unpaid none of CEMEX and its Subsidiaries will:

(i) declare or pay any dividends, make any distributions or pay any interest on any Qualifying Equity Security; or

(ii) repurchase, redeem or otherwise reacquire any Qualifying Equity Security, other than repurchases, redemptions or reacquisitions (a) the sole consideration for which was the payment of common stock of CEMEX (or rights to acquire common stock of CEMEX), or (b) in connection with the satisfaction of obligations under any existing or future benefit plan for directors, officers or employees.

At any time on or prior to December 31, 2014, upon the first Interest Payment Date for which the Company has elected to defer interest, the Company must, as a condition to interest deferral, convert the interest rate on the Securities from the Yen Rate to the Dollar Fixed Rate as of that Interest Payment Date (which, in the case of such conversion, shall be the “Conversion Date”) by written notice to the Holder, the Debenture Trustee, the Trustee and the Swap Counterparty not less than 10 Business Days prior to the Interest Payment Date. No conversion shall be effective on any Interest Payment Date (and such Interest Payment Date shall not constitute the Conversion Date) unless C8 Capital (SPV) Limited shall have received from the Company the applicable Conversion Payments with respect to such conversion.

The interest rate on the Securities will automatically convert from the Yen Rate to the Dollar Fixed Rate, if on any date (which, in the case of such conversion, shall be the “Conversion Date”) on or prior to December 31, 2014:

(i) the Conditions to Anticipated Swap Termination have been deemed satisfied as of such date;

(ii) C8 Capital (SPV) Limited delivers to the Company written notice that an Event of Default with respect to the payment of any installment of interest or any specified event of bankruptcy, liquidation, insolvency or similar proceeding with respect to the Company or any of the Guarantors has occurred;

(iii) the Securities are declared or become immediately due and payable as a result of an Event of Default; or

(iv) any amendment or modification on any term or condition under the Securities, which requires the consent of the holders of the Debentures pursuant to the Debenture Indenture, is made without the written consent of the Swap Counterparty.

Upon conversion, the Company may owe a Conversion Payment under the Conversion Payment Undertaking or may be entitled to Conversion Credits with respect to future interest payments on the Securities, provided that no Conversion Payment shall be due and no Conversion Credits shall apply if the Conditions to Anticipated Swap Termination have been satisfied as of the Conversion Date.

All terms used in this Security which are defined in the Note Indenture shall have the meanings assigned to them in the Note Indenture.

THE NOTE INDENTURE, THE GUARANTEE AND THIS SECURITY SHALL BE GOVERNED BY AND BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

SECTION 204 Form of Trustee’s Certificate of Authentication.

This is one of the Securities referred to in the within mentioned Note Indenture.

The Bank of New York

By:
Authorized Officer

SECTION 205 Form of Guarantee.

GUARANTEE

For value received, each of the undersigned (collectively, the “Guarantors”) hereby jointly and severally unconditionally guarantees, on an unsecured basis, to the Holder of the Security upon which this Guarantee is endorsed, and to the Trustee on behalf of such Holder, the due and punctual payment of the principal of (and premium, if any) and interest (including Additional Amounts) on such Security when and as the same shall become due and payable, whether by acceleration, call for redemption, purchase or otherwise, according to the terms thereof and of the Note Indenture referred to therein. In case of the failure of the Company punctually to make any such payment, the Guarantors hereby agree to cause such payment to be made punctually when and as the same shall become due and payable, whether by acceleration, call for redemption, purchase or otherwise, and as if such payment were made by the Company.

The Guarantors hereby agree that their respective obligations hereunder shall be absolute and unconditional, irrespective of the validity, regularity or enforceability of such Security or the Note Indenture, any failure, omission, delay by or inability of the Trustee or the Holder to enforce the same, any amendment or modification of or deletion from or addition or supplement to or other change in this Guarantee, the Note Indenture, such Security or any other applicable instrument, any waiver of the payment, performance or observance of any of the obligations or agreements contained in this Guarantee, the Note Indenture or such Security, any release or discharge, by operation of law, of any Guarantor from the performance or observance of any obligation or agreement contained in this Guarantee, the Note Indenture or such Security or any other circumstances which might otherwise constitute a legal or equitable discharge or defense of a guarantor. The Guarantors hereby waive the benefits of promptness, demand for payment, diligence, presentment, notice of acceptance, any requirement that the Trustee or any of the Holders exhaust any right or take any action against the Company or any other Person, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest or notice with respect to such Security or the Indebtedness evidenced thereby and all demands whatsoever, and covenant that this Guarantee will remain in full force and effect until the satisfaction of the Guaranteed Obligations. The Guarantors hereby agree that, in the event of a default in payment of principal (or premium, if any) or interest (including Additional Amounts) on such Security, whether at their maturity, by acceleration, call for redemption, purchase or otherwise, legal proceedings may be instituted by the Trustee on behalf of, or by, the Holder of such Security, subject to the terms and conditions set forth in the Note Indenture, directly against the Guarantors to enforce this Guarantee without first proceeding against the Company. The Guarantors agree that if, after the occurrence and during the continuance of an

Event of Default, the Trustee or any of the Holders are prevented by applicable law from exercising their respective rights to accelerate the maturity of the Securities, to collect interest on the Securities, or to enforce or exercise any other right or remedy with respect to the Securities, the Guarantors agree to pay to the Trustee for the account of the Holders, upon demand therefor, the amount that would otherwise have been due and payable had such rights and remedies been permitted to be exercised by the Trustee or any of the Holders.

No reference herein to the Note Indenture and no provision of this Guarantee or of the Note Indenture shall alter or impair this Guarantee of the Guarantors, which is absolute and unconditional, of the due and punctual payment of the principal (and premium, if any) and interest (including Additional Amounts) on the Security upon which this Guarantee is endorsed.

The Guarantors shall be subrogated to all rights of the Holder of such Security against the Company in respect of any amounts paid by the Guarantors on account of such Security pursuant to the provisions of this Guarantee or the Note Indenture; provided, however, that the Guarantors shall not be entitled to enforce or to receive any payments arising out of, or based upon, such right of subrogation until the principal of (and premium, if any) and interest on such Security and all other Securities issued under the Note Indenture shall have been paid in full.

This Guarantee shall continue to be effective or be reinstated, as the case may be, if at any time any payment or performance with respect to any of the Guaranteed Obligations is rescinded or must otherwise be returned by the Trustee, any Holder or any other Person upon the insolvency, bankruptcy or reorganization of the Company or otherwise, all as though such payment or performance had not been made or occurred. In the event that any payment, or any part thereof, is rescinded or must otherwise be returned, the Guaranteed Obligations shall be reinstated and deemed reduced only by such amount paid and not so rescinded or returned. The obligations of the Guarantors under the Guarantee shall not be subject to reduction, termination or other impairment by any set-off, recoupment, counterclaim or defense or for any other reason.

All terms used in this Guarantee that are defined in the Note Indenture referred to in the Security upon which this Guarantee is endorsed shall have the meanings assigned to them in such Note Indenture.

This Guarantee shall not be valid or obligatory for any purpose until the certificate of authentication on the Security upon which this Guarantee is endorsed shall have been executed by the Trustee under the Note Indenture by manual signature.

Reference is made to Article Twelve of the Note Indenture for further provisions with respect to this Guarantee.

This Guarantee shall be governed by and construed in accordance with the laws of the State of New York.

IN WITNESS WHEREOF, each of the Guarantors has caused this Guarantee to be signed by a duly authorized officer.

CEMEX, S.A.B. de C.V.

By:
Name:
Title:

CEMEX MEXICO, S.A. de C.V.

By:
Name:
Title:

NEW SUNWARD HOLDING B.V.

By:
Name:
Title:

ARTICLE THREE

The Securities

SECTION 301 Title and Terms.

The Securities shall be known and designated as the “Callable Perpetual Dual-Currency Notes” of the Company. The Dual-Currency Notes will be perpetual securities with no maturity date, and they shall bear interest at the Yen Floating Rate, Dollar Fixed Rate or Dollar Floating Rate, as applicable, from the issue date or from the most recent Interest Payment Date to which interest has been paid or duly provided for, as the case may be, payable semi annually on or prior to June 30 and December 31 of each year, beginning on June 30, 2007 during the Yen Floating Rate, as applicable, on or prior to June 30 and December 31 on each year during the Dollar Fixed Rate, as applicable, and quarterly on or prior to March 31, June 30, September 30 and December 31 of each year during the Dollar Floating Rate, as applicable, beginning on March 31, 2015, until the principal thereof is paid or made available for payment (to the extent that payment of such interest shall be legally enforceable), from the date such amount is due until it is paid or made available for payment, and such interest on any overdue amount shall be payable on demand. Notwithstanding the foregoing, the Company shall make all payments to the Trustee within the dates and time periods set forth in the Master Collateral Agreement.

The principal on the Securities shall be payable in immediately available funds and in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. Payment of interest on the Security will be made in immediately available funds and in such coin or currency of the United States of America or Japan, as applicable, as at the time of payment is legal tender payment of public and private debt. Subject to any written agreement between the Company and the applicable Holder, each such payment of principal and interest will be made at the office or agency of the Company in the Borough of Manhattan, The City of New York maintained for such purpose or, at the option of the Holder and subject to any fiscal or other laws and regulations, at any other office or agency maintained by the Company outside of Mexico for such purpose; provided, however, that upon application by the Holder to the Trustee not later than the 10th day immediately preceding the relevant Regular Record Date, such Holder may receive payment by wire transfer to a U.S. Dollar account (such transfers to be made only to Holders of an aggregate principal amount in excess of $5,000,000) maintained by the payee with a bank in The City of New York, New York; and provided, further, that, subject to the preceding proviso, payment of interest may, at the option of the Company, be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register. Unless such designation is revoked, any such designation made by such Holder with respect to such Security will remain in effect with respect to any future payments with respect to such Security payable to such Holder. The Company will pay any administrative costs imposed by banks in connection with making such payments.

The Securities shall be redeemable as provided in Article Eleven.

The Securities shall be irrevocably and unconditionally guaranteed as provided in Article Twelve.

SECTION 302 Denominations.

The Securities shall be issuable only in registered form without coupons and only in denominations of $100,000 and integral multiples of $1,000 in excess thereof.

SECTION 303 Execution, Authentication, Delivery and Dating.

The Securities shall be executed on behalf of the Company by any one of the individuals who may sign an Officers’ Certificate on its behalf. The signature of any such Person on the Securities may be manual or facsimile.

Securities bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Company shall bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Securities or did not hold such offices at the date of such Securities.

At any time and from time to time after the execution and delivery of this Note Indenture, the Company may deliver Securities executed by the Company to the Trustee for authentication, together with a Company Order for the authentication and delivery of such Securities; and the Trustee in accordance with such Company Order shall authenticate and deliver such Securities as in this Note Indenture provided and not otherwise.

Each Security shall be dated the date of its authentication.

No Security shall be entitled to any benefit under this Note Indenture or be valid or obligatory for any purpose unless there appears on such Security a certificate of authentication substantially in the form provided for herein executed by the Trustee by manual signature, and such certificate upon any Security shall be conclusive evidence, and the only evidence, that such Security has been duly authenticated and delivered hereunder.

SECTION 304 Temporary Securities.

Pending the preparation of definitive Securities, the Company may execute, and upon Company Order the Trustee shall authenticate and deliver, temporary Securities which are printed, lithographed, typewritten, mimeographed or otherwise produced, in any authorized denomination, substantially of the tenor of the definitive Securities in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the officers executing such Securities may determine, as evidenced by their execution of such Securities.

If temporary Securities are issued, the Company will cause definitive Securities to be prepared without unreasonable delay. After the preparation of definitive Securities, the temporary Securities shall be exchangeable for definitive Securities upon surrender of the temporary Securities at any office or agency of the Company designated pursuant to Section 1002, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Securities the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a like principal amount of definitive Securities of authorized denominations. Until so exchanged the temporary Securities shall in all respects be entitled to the same benefits under this Note Indenture as definitive Securities.

SECTION 305 Registration, Registration of Transfer and Exchange.

(a) The Company shall cause to be kept at the Corporate Trust Office of the Trustee a register (the register maintained in such office and in any other office or agency designated pursuant to Section 1002 being herein sometimes collectively referred to as the “Security Register”) in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of Securities and of transfers of Securities. The Trustee is hereby appointed “Security Registrar” for the purpose of registering Securities and transfers of Securities as herein provided. Upon surrender for registration of transfer of any Security at an office or agency of the Company designated pursuant to Section 1002 for such purpose, and subject to the other provisions of this Section 305, the Company shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Securities of any authorized denominations and of a like aggregate principal amount.

At the option of the Holder, and subject to the other provisions of this Section 305, Securities may be exchanged for other Securities of any authorized denominations and of a like aggregate principal amount, upon surrender of the Securities to be exchanged at such office or agency. Whenever any Securities are so surrendered for exchange, and subject to the other provisions of this Section 305, the Company shall execute, and the Trustee shall authenticate and deliver, the Securities which the Holder making the exchange is entitled to receive.

All Securities issued upon any registration of transfer or exchange of Securities shall be the valid obligations of the Company, evidencing the same debt, and subject to the other provisions of this Section 305, entitled to the same benefits under this Note Indenture, as the Securities surrendered upon such registration of transfer or exchange.

Every Security presented or surrendered for registration of transfer or for exchange shall (if so required by the Company or the Trustee) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed, by the Holder thereof or his attorney duly authorized in writing.

No service charge shall be made for any registration of transfer or exchange of Securities, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Securities, other than exchanges pursuant to Section 304 or 905 not involving any transfer.

(b) Notwithstanding any other provisions of this Note Indenture or the Securities, a Global Security may not be transferred, in whole or in part, to any Person other than the Holders or a nominee thereof, and no such transfer to any such other Person may be registered.

(c) Each Global Security issued hereunder shall, upon issuance, bear the legends required by Section 202 to be applied to such a Security and such required legends shall not be removed from such Security.

SECTION 306 Mutilated, Destroyed, Lost and Stolen Securities.

If any mutilated Security is surrendered to the Trustee, the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a new Security of like tenor and principal amount and bearing a number not contemporaneously outstanding.

If there shall be delivered to the Company and the Trustee (i) evidence to their satisfaction of the destruction, loss or theft of any Security and (ii) such security or indemnity as may be required by them to save each of them and any agent of either of them harmless, then, in the absence of notice to the Company or the Trustee that such Security has been acquired by a bona fide purchaser, the Company shall execute and the Trustee shall authenticate and deliver, in lieu of any such destroyed, lost or stolen Security, a new Security of like tenor and principal amount and bearing a number not contemporaneously outstanding at the office or agency maintained by the Company for such purpose in the Borough of Manhattan, The City of New York, which will initially be the office of the Trustee.

In case any such mutilated, destroyed, lost or stolen Security has become or is about to become due and payable, the Company in its discretion may, instead of issuing a new Security, pay such Security.

Upon the issuance of any new Security under this Section, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

Every new Security issued pursuant to this Section in lieu of any destroyed, lost or stolen Security shall constitute an original additional contractual obligation of the Company,

regardless of whether the destroyed, lost or stolen Security shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Note Indenture equally and proportionately with any and all other Securities duly issued hereunder.

The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities.

SECTION 307 Payment of Interest; Interest Rights Preserved.

Interest on any Security which is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name that Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest.

Any interest on any Security which is payable, but is not punctually paid or duly provided for, on any Interest Payment Date (herein called “Defaulted Interest”) shall forthwith cease to be payable to the Holder on the relevant Regular Record Date by virtue of having been such Holder, and such Defaulted Interest may be paid by the Company, at its election in each case, as provided in Clause (1) or (2) below:

(1) The Company may elect to make payment of any Defaulted Interest to the Persons in whose names the Securities (or their respective Predecessor Securities) are registered at the close of business on a special record date (herein called a “Special Record Date) for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Security and the date of the proposed payment, and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this Clause provided. Thereupon the Trustee shall fix a Special Record Date for the payment of such Defaulted Interest which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company of such Special Record Date and, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be mailed, first class postage prepaid, to each Holder at his address as it appears in the Security Register, not less than 10 days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been so mailed, such Defaulted Interest shall be paid to the Persons in whose names the Securities (or their respective Predecessor Securities) are registered at the close of business on such Special Record Date and shall no longer be payable pursuant to the following Clause (2).

(2) The Company may make payment of any Defaulted Interest in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this Clause, such manner of payment shall be deemed practicable by the Trustee.

Subject to the foregoing provisions of this Section, each Security delivered under this Note Indenture upon registration of transfer of or in exchange for or in lieu of any other Security shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Security.

SECTION 308 Persons Deemed Owners.

Prior to due presentment of a Security for registration of transfer, the Company, the Guarantors, the Trustee and any agent of the Company, any Guarantor or the Trustee may treat the Person in whose name such Security is registered as the owner of such Security for the purpose of receiving payment of principal of (and premium, if any) and (subject to Section 307) interest on such Security and for all other purposes whatsoever, regardless of whether such Security be overdue, and neither the Company, the Guarantors, the Trustee nor any agent of the Company, any Guarantor or the Trustee shall be affected by notice to the contrary.

SECTION 309 Cancellation.

All Securities surrendered for payment, redemption, registration of transfer or exchange shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee and shall be promptly cancelled by it. The Company may at any time deliver to the Trustee for cancellation any Securities previously authenticated and delivered hereunder which the Company may have acquired in any manner whatsoever, and all Securities so delivered shall be promptly cancelled by the Trustee. No Securities shall be authenticated in lieu of or in exchange for any Securities cancelled as provided in this Section, except as expressly permitted by this Note Indenture. All cancelled Securities held by the Trustee shall be disposed of as directed by a Company Order or otherwise in accordance with the customary procedures of the Trustee.

SECTION 310 Computation of Interest.

Interest on the Securities shall be computed as follows:

Yen Floating Rate Interest— Unless the interest rate has been previously converted to the Dollar Fixed Rate, the Securities will accrue interest in Japanese Yen beginning on the issue date to but not including December 31, 2014, at an annual percentage rate equal to the 6-month Yen LIBO Rate multiplied by 3.55248 (the “Yen Rate”), reset semi-annually, as applied to a Yen principal amount of Japanese Yen 90,193,000,000 (the “Yen Equivalent Principal Amount”). Interest will be payable semi-annually in arrears on June 30 and December 31 of each year (or, if not a Business Day, on the preceding Business Day), each also a “LIBO Rate Reset Date”, beginning on June 30, 2007.

The amount of interest payable for any semi-annual interest period will be computed by multiplying the Yen Rate for that semi-annual interest period by a fraction, the numerator of which will be the actual number of days elapsed during that semi-annual interest period (determined by including the first day of the interest period and excluding the last day), and the denominator of which will be 360, and by multiplying the result by the Yen Equivalent Principal Amount corresponding to the aggregate outstanding Dollar principal amount of the

Securities. The Yen Equivalent Principal Amount will not change over time as a result of fluctuations in the Yen Rate or the Dollar Floating Rate. For the initial interest period ending on June 30, 2007, the Yen Rate will be 2.05348%.

Dollar Fixed Rate Interest— If the interest rate on the Securities has been converted to the Dollar Fixed Rate, the Securities will accrue interest in Dollars, from the semi-annual Interest Payment Date on or immediately prior to the Conversion Date (or the issue date if there is no semi-annual Interest Payment Date prior to the Conversion Date) to but not including December 31, 2014, at the annual rate of 6.640% (the “Dollar Fixed Rate”), as applied to the aggregate outstanding Dollar principal amount of the Securities. Interest will be payable semi-annually in arrears on June 30 and December 31 of each year (or, if not a Business Day, on the preceding Business Day). The interest due at the Dollar Fixed Rate on an Interest Payment Date may be reduced by the application of Conversion Credits, if applicable, on such Interest Payment Date.

The amount of interest payable for any semi-annual interest accrual period at the Dollar Fixed Rate will be computed on the basis of a 360-day year consisting of twelve 30-day months.

Dollar Floating Rate Interest— The Securities will accrue interest in Dollars, beginning on December 31, 2014, to the date the principal amount of the Securities is repaid in full, at an annual percentage rate equal to the 3-month U.S. Dollar LIBO Rate plus 4.400% (the “Dollar Floating Rate”), as applied to the aggregate outstanding Dollar principal amount of the Securities. Interest will be reset quarterly, as applied to the aggregate outstanding Dollar principal amount of the Securities and payable quarterly in arrears on March 31, June 30, September 30 and December 31 of each year (or if not a Business Day, on the preceding Business Day), each also a “LIBO Rate Reset Date”, beginning on March 31, 2015.

The amount of interest payable at the Dollar Floating Rate for any quarterly interest period will be computed by multiplying the Dollar Floating Rate for that quarterly interest period by a fraction, the numerator of which will be the actual number of days elapsed during that quarterly interest period (determined by including the first day of the interest period and excluding the last day), and the denominator of which will be 360, and by multiplying the result by the aggregate principal amount of the Securities then Outstanding.

Determining the Floating Rates

The “6-month Yen LIBO Rate” means the rate determined in accordance with the provisions defined in Section 203.

The “3-month Dollar LIBO Rate” means the rate determined in accordance with the provisions defined in Section 203.

Interest upon CEMEX Change of Control

Upon a CEMEX Change of Control Event, from the date on which the CEMEX Change of Control Event occurs, the Securities will bear, in addition to the interest otherwise applicable to the Securities, additional interest in Dollars at a rate of 5.00% per year, as applied to the aggregate outstanding Dollar principal amount of the Securities. The amount of additional interest payable for any semi-annual interest accrual period will be computed on the basis of a 360-day year consisting of twelve 30-day months.

SECTION 311 Interest Deferral.

The Company may defer, at its sole discretion, on one or more occasions, payment for all (but not part) of the scheduled interest payment otherwise due and payable on any Interest Payment Date that falls on or after the earlier of (a) the Conversion Date and (b) March 31, 2015. The Company will give the Holder and the Debenture Trustee notice of any interest deferral not more than 30 nor less than 10 Business Days prior to the applicable Interest Payment Date. If the Interest Payment Date for which interest deferral is proposed is also the Conversion Date, no election to defer interest due on that date shall be effective unless the Company shall have converted the interest rate on the Securities and paid in full any Conversion Payment due in connection with the conversion.

Any deferred amounts on the Securities not paid on an Interest Payment Date will accumulate but will bear no interest.

The Company may at any time pay in whole or in part any deferred interest by providing at least five Business Days prior written notice to the Holder and the Debenture Trustee.

The Company may not defer application of any available Conversion Credits, which shall be applied on each Interest Payment Date to reduce the amount of interest paid or deferred, as applicable, on the Securities.

SECTION 312 Limitation on Interest Deferral.

The Company may not elect to defer any scheduled interest on the Securities due on any Interest Payment Date at any time when CEMEX or any of its Subsidiaries has:

(i) declared or paid any dividend, or made any distributions on common stock of CEMEX at or since the most recent annual general meeting of the shareholders of CEMEX;

(ii) paid any interest or other distributions on any Qualifying Equity Security after the interest payment date of the Debentures immediately preceding the Interest Payment Date for which interest deferral is proposed; or

(iii) repurchased, redeemed or otherwise reacquired any Qualifying Equity Security after the interest payment date for the Debentures immediately preceding the Interest Payment Date for which interest deferral is proposed, other than repurchases, redemptions or reacquisitions (a) the sole consideration for which was the payment of common stock of CEMEX (or rights to acquire common stock of CEMEX), or (b) in connection with the satisfaction of obligations under any existing or future benefit plan for directors, officers or employees.

At any time the Company elects to defer payment of any interest amount on the Securities and for so long as any amount of deferred interest remains unpaid none of CEMEX and its Subsidiaries will:

(i) declare or pay any dividends, make any distributions or pay any interest on any Qualifying Equity Security; or

(ii) repurchase, redeem or otherwise reacquire any Qualifying Equity Security, other than repurchases, redemptions or reacquisitions (i) the sole consideration for which was the payment of common stock of CEMEX (or rights to acquire common stock of CEMEX), or (ii) in connection with the satisfaction of obligations under any existing or future benefit plan for directors, officers or employees.

SECTION 313 Conversion Upon Deferral.

At any time on or prior to December 31, 2014, upon the first Interest Payment Date for which the Company has elected to defer interest, the Company must, as a condition to interest deferral, convert the interest rate on the Securities from the Yen Rate to the Dollar Fixed Rate as of that Interest Payment Date (which shall be the “Conversion Date” for purposes of any conversion pursuant to this Section 313) by written notice to the Holder, the Debenture Trustee, the Trustee and the Swap Counterparty not less than 10 Business Days prior to the payment date. No conversion shall be effective on any Interest Payment Date (and such Interest Payment Date shall not constitute the Conversion Date) unless C8 Capital (SPV) Limited shall have received from the Company on or prior to such Interest Payment Date any applicable Conversion Payments with respect to such conversion.

SECTION 314 Conversion Upon Redemption.

If the company elects to redeem the Securities in accordance with Article Eleven on or prior to December 31, 2014, the Company must, as a condition to redemption, convert the interest rate on the Securities from the Yen Rate to the Dollar Fixed Rate as of that Redemption Date (which shall be the “Conversion Date” for purposes of any conversion pursuant to this Section 314) by written notice to the Holder, the Debenture Trustee, the Trustee and the Swap Counterparty not less than 10 Business Days prior to the Interest Payment Date. Neither C8 Capital (SPV) Limited nor the Debenture Trustee shall apply any proceeds of redemption of the Securities to pay any redemption price due with respect to the Debentures unless C8 Capital (SPV) Limited shall have received from the Company on or prior to such Interest Payment Date any applicable Conversion Payment with respect to such conversion.

SECTION 315 Mandatory Conversion.

The interest rate on the Securities will automatically convert from the Yen Rate to the Dollar Fixed Rate, if on any date (which shall be the “Conversion Date” for purposes of any conversion pursuant to this Section 315) on or prior to December 31, 2014:

(i) the Conditions to Anticipated Swap Termination have been deemed satisfied as of such date;

(ii) C8 Capital (SPV) Limited delivers to the Company written notice that an Event of Default with respect to the payment of any installment of interest or any Event of Default under clause (5) or (6) of Section 501 has occurred;

(iii) the Securities are declared or become immediately due and payable as a result of an Event of Default; or

(iv) any amendment or modification on any term or condition under the Securities, which requires the consent of the holders of the Debentures pursuant to the Debenture Indenture, is made without the written consent of the Swap Counterparty.

Upon conversion, the Company may owe a Conversion Payment under the Conversion Payment Undertaking or may be entitled to Conversion Credits with respect to future interest payments on the Securities, provided that no Conversion Payment shall be due and no Conversion Credits shall apply if the Conditions to Anticipated Swap Termination have been satisfied as of the Conversion Date.

SECTION 316 No Sinking Fund.

The Securities will not be entitled to the benefit of a sinking fund.

ARTICLE FOUR

Satisfaction and Discharge

SECTION 401 Satisfaction and Discharge of Note Indenture.

This Note Indenture shall cease to be of further effect (except as to any surviving rights of registration of transfer or exchange of Securities herein expressly provided for), and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Note Indenture, when

(1) either

(A) all Securities theretofore authenticated and delivered (other than (i) Securities which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 305 and (ii) Securities for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust, as provided in Section 1003) have been delivered to the Trustee for cancellation; or

(B) all such Securities not theretofore delivered to the Trustee for cancellation

(i) have become due and payable, or

(ii) will become due and payable at their Stated Maturity within one year, or

(iii) are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company, and the Company or a Guarantor, in the case of (i), (ii) or (iii) above, has deposited or caused to be deposited with the Trustee as trust funds in trust for the purpose an amount sufficient to pay and discharge the entire indebtedness on such Securities not theretofore delivered to the Trustee for cancellation, for principal and interest to the date of such deposit (in the case of Securities which have become due and payable) or to the Stated Maturity or Redemption Date, as the case may be;

(2) the Company or a Guarantor has paid or caused to be paid all other sums payable hereunder by the Company and the Guarantors; and

(3) the Company has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Note Indenture have been complied with.

Notwithstanding the satisfaction and discharge of this Note Indenture, the obligations of the Company to the Trustee under Section 607, the obligations of the Trustee to any Authenticating Agent under Section 612 and, if money shall have been deposited with the Trustee pursuant to subclause (B) of Clause (1) of this Section, the obligations of the Trustee under Section 402 and the last paragraph of Section 1003 shall survive.

SECTION 402 Application of Trust Money.

Subject to the provisions of the last paragraph of Section 1003, all money deposited with the Trustee pursuant to Section 401 shall be held in trust and applied by it, in accordance with the provisions of the Securities and this Note Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal and interest for whose payment such money has been deposited with the Trustee.

ARTICLE FIVE

Remedies

SECTION 501 Events of Default.

“Event of Default”, wherever used herein, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

(1) a failure to pay principal when due upon redemption or failure to pay interest, other than deferred interest, or other amounts due upon any Securities or under the Note Indenture within five Business Days after receipt of notice for any interest payment or such other amount due on or prior to the Conversion Date, and within 30 days of the date due for any interest payment due after the earlier of the Conversion Date and December 31, 2014;

(2) a failure to pay any amount due under the Conversion Payment Undertaking within 30 days of the due date;

(3) the Company or any of the Guarantors defaults in the performance or observance of any of its obligations with respect Sections 801 and 1005;

(4) the Company or any of the Guarantors defaults in the performance or observance of any of its covenants or other obligations (other than the obligation of CEMEX under Section 1006) and continuance of such default or breach for a period of 30 days after there has been given, by registered or certified mail, to the Company by the Trustee or by the Holders of at least 25% in principal amount of the Outstanding Securities a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a “Notice of Default” hereunder;

(5) the entry by a competent court of (A) a decree or order for relief in respect of the Company or any Guarantor in an involuntary case or proceeding under any applicable bankruptcy, insolvency, concurso mercantil, reorganization or other similar law of Mexico, the United States of America, the Netherlands or other applicable jurisdiction or any political subdivision thereof or other applicable bankruptcy, insolvency, concurso mercantil, reorganization or other similar law, or (B) a decree or order adjudging the Company or any such Guarantor bankrupt, insolvent or in concurso mercantil, or approving as properly filed a petition seeking reorganization, arrangement, adjustment, concurso mercantil, or composition of or in respect of, the Company or any such Guarantor under any applicable law of Mexico, or the United States of America, the Netherlands or other applicable jurisdiction or any political subdivision thereof or other applicable law, or appointing a custodian, receiver, síndico, liquidator, conciliator, assignee, trustee, sequestrator or other similar official of the Company or any such Guarantor or of any substantial part of the property of the Company or any such Guarantor, or ordering the winding up or liquidation of the affairs of the Company or any such Guarantor and the continuance of any such decree or order for relief or any such other decree or order unstayed and in effect for a period of 60 consecutive days, other than, in any such case, any decree or order issued pursuant to proceedings that have been commenced prior to the date of this Note Indenture;

(6) the commencement by the Company or any Guarantor of a voluntary case or proceeding under any applicable bankruptcy, insolvency, concurso mercantil, reorganization or other similar law of Mexico, the United States of America, the Netherlands or other applicable jurisdiction or any political subdivision thereof or other applicable bankruptcy, insolvency, concurso mercantil, reorganization or other similar law or of any other case or proceeding to be adjudicated bankrupt, insolvent or in concurso mercantil, or the consent by the Company or any such Guarantor to the entry of a decree or order for relief in respect of the Company or any Guarantor in an involuntary case or proceeding under any applicable bankruptcy, insolvency, concurso mercantil, reorganization or other similar law of Mexico, the United States of America, the Netherlands or other applicable jurisdiction or any political subdivision thereof or other applicable bankruptcy, insolvency, concurso mercantil, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against the Company or any Guarantor, or the filing by the Company or any such Guarantor of a petition or answer or consent seeking reorganization, concurso mercantil, or relief under any applicable law of Mexico, the United States of America, the Netherlands or other applicable jurisdiction or any political subdivision thereof or other applicable law, or the consent by the Company or any such Guarantor to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, síndico, liquidator, conciliator, assignee, trustee, sequestrator or similar official of the Company or any Guarantor or of any substantial part of the property of the Company or any Guarantor, or the making by the Company or any Guarantor of an assignment for the benefit of creditors, or the admission by the Company or any such Guarantor in writing of its inability to pay its debts generally as they become due, or the taking of corporate action by the Company or any such Guarantor in furtherance of any such action; or

(7) any of the Securities, the Note Indenture, the Conversion Payment Undertaking or any Guarantee ceases to be, or is claimed by the Company or any Guarantor not to be, in full force and effect.

SECTION 502 Acceleration of Maturity; Rescission and Annulment.

If an Event of Default (other than an Event of Default specified in Section 501(5) or 501 (6)) occurs and is continuing, then and in every such case the Trustee shall, at the written request of the Holders of not less than 25% in principal amount of the Outstanding Securities, by notice in writing to the Company, declare the principal of all the Securities to be due and payable immediately, and upon any such declaration such principal and any accrued interest and any unpaid Additional Amounts thereon shall become immediately due and payable. Regardless of whether any action is taken by Holders pursuant to the preceding sentence if an Event of Default specified in Section 501(5) or (6) occurs and is continuing, the principal and any accrued interest, together with any Additional Amounts thereon, on all of the Securities then Outstanding shall ipso facto become due and payable immediately without any declaration or other Act on the part of the Trustee or any Holder.

At any time after such a declaration of acceleration has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter in this Article, provided the Holders of at least 25% in principal amount of the Outstanding Securities, by written notice to the Company and the Trustee, may rescind and annul such declaration and its consequences if:

(1) the Company or any Guarantor has paid or deposited with the Trustee a sum sufficient to pay

(A) all overdue interest and any Additional Amounts thereon on all of the Securities,

(B) the principal of any Securities which have become due otherwise than by such declaration of acceleration and interest and any Additional Amounts thereon at the rate borne by the Securities,

(C) to the extent that payment of such interest is lawful, interest upon overdue interest at the rate borne by the Securities, and

(D) all sums paid or advanced by the Trustee hereunder and all amounts owing the Trustee under Section 607;

and

(2) all Events of Default, other than the non payment of the principal of Securities which have become due solely by such declaration of acceleration, have been cured or waived as provided in Section 513.

No such rescission shall affect any subsequent default or impair any right consequent thereon.

SECTION 503 Collection of Indebtedness and Suits for Enforcement by Trustee.

The Company covenants that if default is made in the payment of the principal of any Security at the Maturity thereof or any interest on any Security when such interest becomes due and payable and such default continues for a period of five Business Days after receipt of notice for any interest payment or such other amount due on or prior to the Conversion Date, and within 30 days of the date due for any interest payment or such other amount due after the earlier of the Conversion Date and December 31, 2014, the Company will, upon demand of the Trustee, pay to it, for the benefit of the Holders of such Securities, the whole amount then due and payable on such Securities for principal and interest, and, to the extent that payment of such interest shall be legally enforceable, interest on any overdue principal and on any overdue interest, at the rate borne by the Securities, together with any Additional Amounts thereon, and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and all amounts due the Trustee under Section 607.

If the Company fails to pay such amounts forthwith upon such demand, the Trustee, in its own name and as trustee of an express trust, may institute a judicial proceeding for the collection of the sums so due and unpaid, may prosecute such proceeding to judgment or final decree and may enforce the same against the Company, any Guarantor or any other obligor upon the Securities and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Company, any Guarantor or any other obligor upon the Securities, wherever situated.

If an Event of Default occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Note Indenture or the Guarantee or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

SECTION 504 Trustee May File Proofs of Claim.

In case of any judicial proceeding relating to the Company, any Guarantor or any other obligor upon the Securities, its property or its creditors, the Trustee shall be entitled and empowered, by intervention in such proceeding or otherwise, to take any and all actions authorized under the Trust Indenture Act (were such Act to apply with respect to this Note Indenture) in order to have claims of the Holders and the Trustee allowed in any such proceeding. In particular, the Trustee shall be authorized to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same; and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 607.

No provision of this Note Indenture shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding; provided, however, that the Trustee may, on behalf of the Holders, vote for the election of a trustee in bankruptcy or similar official and be a member of a creditors’ or other similar committee.

SECTION 505 Trustee May Enforce Claims Without Possession of Securities.

All rights of action and claims under this Note Indenture or the Securities may be prosecuted and enforced by the Trustee without the possession of any of the Securities or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders of the Securities in respect of which such judgment has been recovered.

SECTION 506 Application of Money Collected.

Any money collected by the Trustee pursuant to this Article shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal or interest, upon presentation of the Securities and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

FIRST: To the payment of all amounts due the Trustee under Section 607; and

SECOND: To the payment of the amounts then due and unpaid for principal of and interest on the Securities in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Securities for principal and interest, respectively.

SECTION 507 Limitation on Suits.

At any time when there is more than one Holder of Securities, no Holder of any Security shall have any right to institute any proceeding, judicial or otherwise, with respect to this Note Indenture or the Guarantee, or for the appointment of a receiver or trustee, or for any other remedy hereunder or under the Guarantee, unless

(1) such Holder has previously given written notice to the Trustee of a continuing Event of Default;

(2) the Holders of not less than 25% in principal amount of the Outstanding Securities shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;

(3) such Holder or Holders have offered to the Trustee reasonable indemnity against the costs, expenses and liabilities to be incurred in compliance with such request;

(4) the Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and

(5) no direction inconsistent with such written request has been given to the Trustee during such 60 day period by the Holders of a majority in principal amount of the Outstanding Securities;

it being understood and intended that no one or more Holders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Note Indenture to affect, disturb or prejudice the rights of any other Holders, or to obtain or to seek to obtain priority or preference over any other Holders or to enforce any right under this Note Indenture, except in the manner herein provided and for the equal and ratable benefit of all the Holders.

SECTION 508 Unconditional Right of Holders to Receive Principal and Interest.

Notwithstanding any other provision in this Note Indenture, the Holder of any Security (subject to Section 311) shall have the right, which is absolute and unconditional, to receive payment of the principal of and (subject to Section 307) interest on such Security, as applicable, on any relevant Stated Maturity expressed in such Security (or, in the case of redemption, on the Redemption Date), and to institute suit for the enforcement of any such payment, including under the Guarantee, and such rights shall not be impaired without the consent of such Holder.

SECTION 509 Restoration of Rights and Remedies.

If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Note Indenture or the Guarantee and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceeding, the Company, the Guarantors, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

SECTION 510 Rights and Remedies Cumulative.

Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities in the last paragraph of Section 306, no right or remedy herein or in the Guarantee conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

SECTION 511 Delay or Omission Not Waiver.

No delay or omission of the Trustee or of any Holder of any Security to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article 5 or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

SECTION 512 Control by Holders.

The Holders of a majority in principal amount of the Outstanding Securities shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee, provided that

(1) such direction shall not be in conflict with any rule of law or with this Note Indenture,

(2) the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction, and

(3) the Trustee need not follow any such direction if doing so would in its reasonable discretion either involve it in personal liability or be unduly prejudicial to Holders not joining in such direction;

provided further, that the Trustee shall have no obligation to make any determination with respect to any such conflict, personal liability or undue prejudice.

SECTION 513 Waiver of Past Defaults.

The Holders of not less than a majority in principal amount of the Outstanding Securities (or such lesser percentage of the aggregate principal amount of the Outstanding Securities as may act at a meeting of the Holders pursuant to Section 1304) may on behalf of the Holders of all the Securities waive any past default hereunder and its consequences, except a default

(1) in the payment of the principal of or interest on any Security, or

(2) in respect of a covenant or provision hereof which under Article Nine cannot be modified or amended without the consent of the Holder of each Outstanding Security affected.

Upon any such waiver, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Note Indenture; but no such waiver shall extend to any subsequent or other default or impair any right consequent thereon.

SECTION 514 Undertaking for Costs.

In any suit for the enforcement of any right or remedy under this Note Indenture or the Guarantee, or in any suit against the Trustee for any action taken, suffered or omitted by it as Trustee, a court may require any party litigant in such suit to file an undertaking to pay the costs of such suit, and may assess costs against any such party litigant; provided, that this Section 514 shall not be deemed to authorize any court to require such an undertaking or to make such an assessment in any suit instituted by the Company or any Guarantor, to any suit instituted by the Trustee, to any suit instituted by any Holder or group of Holders holding in the aggregate more than 10% in principal amount of the Outstanding Securities, or to any suit instituted by any Holder of any Security for the enforcement of the payment of the principal of or interest on any Security on or after the Stated Maturity expressed in such Security (or, in the case of redemption, on or after the Redemption Date).

SECTION 515 Waiver of Usury, Stay or Extension Laws.

Each of the Company and the Guarantors covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any usury, stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Note Indenture; and each of the Company and the Guarantors (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

ARTICLE SIX

The Trustee

SECTION 601 Certain Duties and Responsibilities.

(a) Except during the continuance of an Event of Default,

(1) the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Note Indenture, and no implied covenants or obligations shall be read into this Note Indenture against the Trustee; and

(2) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this

Note Indenture; but in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether they conform to the requirements of this Note Indenture.

(b) In case an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Note Indenture, and use the same degree of care and skill in their exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

(c) No provision of this Note Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that

(1) this paragraph (c) shall not be construed to limit the effect of paragraph (a) of this Section;

(2) the Trustee shall not be liable for any error of judgment made in good faith, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts;

(3) the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of a majority in principal amount of the Outstanding Securities relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Note Indenture; and

(4) no provision of this Note Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

(d) Regardless of whether therein expressly so provided, every provision of this Note Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section.

SECTION 602 Notice of Defaults.

Within 90 days after the occurrence of any default hereunder of which the Tustee has adequate actual notice, the Trustee shall give to all Holders, in the manner provided for in Section 106, notice of such default hereunder known to the Trustee, unless such default shall have been cured or waived; provided, however, that in the case of any default of the character specified in Section 501(2) and 501(4), no such notice to Holders shall be given until at least 30 days after the occurrence thereof. For the purpose of this Section, the term “default” means any event which is, or after notice or lapse of time or both would become, an Event of Default.

SECTION 603 Certain Rights of Trustee.

Subject to the provisions of Section 601:

(a) the Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

(b) any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Request or Company Order and any resolution of the Board of Directors may be sufficiently evidenced by a Board Resolution;

(c) whenever in the administration of this Note Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon an Officers’ Certificate;

(d) the Trustee may consult with counsel and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

(e) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Note Indenture at the request or direction of any of the Holders pursuant to this Note Indenture, unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction;

(f) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney; and

(g) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder.

SECTION 604 Not Responsible for Recitals or Issuance of Securities.

The recitals contained herein and in the Securities, except the Trustee’s certificates of authentication, shall be taken as the statements of the Company or the Guarantors, as the case may be, and the Trustee or any Authenticating Agent assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Note Indenture, the Guarantee or of the Securities. The Trustee or any Authenticating Agent shall not be accountable for the use or application by the Company of Securities or the proceeds thereof.

SECTION 605 May Hold Securities.

The Trustee, any Authenticating Agent, any Paying Agent, any Security Registrar or any other agent of the Company or any Guarantor, in its individual or any other capacity, may become the owner or pledgee of Securities and, subject to Section 601, may otherwise deal with the Company or any Guarantor with the same rights it would have if it were not Trustee, Authenticating Agent, Paying Agent, Security Registrar or such other agent.

SECTION 606 Money Held in Trust.

Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on any money received by it hereunder except as otherwise agreed in writing with the Company or any Guarantor, as the case may be.

SECTION 607 Compensation and Reimbursement.

The Company and each Guarantor agrees

(1) to pay to the Trustee from time to time reasonable compensation for all services rendered by it hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

(2) except as otherwise expressly provided herein, to reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Note Indenture (including the reasonable compensation and the expenses and disbursements of its agents and counsel), except to the extent any such expense, disbursement or advance may be attributable to its negligence or bad faith; and

(3) to indemnify the Trustee for, and to hold it harmless against, any loss, liability or expense arising out of or in connection with the acceptance or administration of this trust or the performance of its duties hereunder, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder, except to the extent any such loss, liability or expense may be attributable to its negligence or bad faith.

The obligations of the Company under this Section 607 shall constitute additional indebtedness hereunder as to which the Trustee shall have a claim senior to the Securities (which are hereby subordinated thereto) to all property and funds collected by the Trustee as such (except funds held in trust for the benefit of particular Securities) and shall survive satisfaction and discharge of this Note Indenture. “Trustee” for purposes of this Section 607 shall include each Trustee, predecessor trustee, Authenticating Agent, Paying Agent, Security Registrar or other agent of the Trustee, Company or Guarantor appointed hereunder, but the negligence or bad faith of any such Person shall not affect the rights of any other such Person under this Section 607. The Guarantors agree that upon the occurrence of the conditions to the effectiveness of the Guarantee described therein, the Guarantors shall be jointly and severally liable for the obligations of the Company pursuant to this Section 607.

SECTION 608 Corporate Trustee Required; Eligibility.

There shall at all times be one (and only one) Trustee hereunder, which shall be a corporation organized, in good standing and doing business under the laws of the United States of America, any State thereof or the District of Columbia, shall be authorized under such laws to exercise corporate trust powers, shall have a combined capital and surplus of at least $50,000,000, shall be subject to supervision or examination by federal or state authority, and shall have a place of business in the Borough of Manhattan, The City of New York. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of said supervising or examining authority, then for the purposes of this Section 608, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect hereinafter specified in this Article. Neither the Company, nor any Guarantor nor any other obligor upon the Securities nor any Affiliate of any of the foregoing shall serve as Trustee.

SECTION 609 Resignation and Removal; Appointment of Successor.

(a) No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Trustee under Section 610.

(b) The Trustee may resign at any time by giving written notice thereof to the Company and the Guarantors. If an instrument of acceptance by a successor Trustee required by Section 610 shall not have been delivered to the Trustee within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee.

(c) The Trustee may be removed at any time by Act of the Holders of a majority in principal amount of the Outstanding Securities, delivered to the Trustee and to the Company.

(d) If at any time:

(1) the Trustee shall cease to be eligible under Section 608 and shall fail to resign after written request therefor by the Company or by any such Holder, or

(2) the Trustee shall become incapable of acting or shall be adjudged a bankrupt or insolvent or a receiver of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, (i) the Company by a Board Resolution may remove the Trustee, or (ii) subject to Section 514, any Holder who has been a bona fide Holder of a Security for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

(e) If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause, the Company, by a Board Resolution,

shall promptly appoint a successor Trustee. If, within one year after such resignation, removal or incapability, or the occurrence of such vacancy, a successor Trustee shall be appointed by Act of the Holders of a majority in principal amount of the Outstanding Securities delivered to the Company, the Guarantors and the retiring Trustee, the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment in the manner hereinafter provided, become the successor Trustee and supersede the successor Trustee appointed by the Company. If no successor Trustee shall have been so appointed by the Company or the Holders and accepted appointment in the manner hereinafter provided, any Holder who has been a bona fide Holder of a Security for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee.

(f) The Company shall give notice of each resignation and each removal of the Trustee and each appointment of a successor Trustee to all Holders in the manner provided in Section 106. Each notice shall include the name of the successor Trustee and the address of its Corporate Trust Office.

SECTION 610 Acceptance of Appointment by Successor.

Every successor Trustee appointed hereunder shall execute, acknowledge and deliver to the Company, the Guarantors and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee; but, on request of the Company or the successor Trustee, such retiring Trustee shall, upon payment of its charges, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder. Upon request of any such successor Trustee, the Company and the Guarantors shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts.

No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified and eligible under this Article.

SECTION 611 Merger, Conversion, Consolidation or Succession to Business.

Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such corporation shall be otherwise qualified and eligible under this Article, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any Securities shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Securities so authenticated with the same effect as if such successor Trustee had itself authenticated such Securities.

SECTION 612 Appointment of Authenticating Agent.

The Trustee may appoint an Authenticating Agent or Agents which shall be authorized to act on behalf of the Trustee to authenticate Securities issued upon original issue and upon exchange, registration of transfer or pursuant to Section 305, and Securities so authenticated shall be entitled to the benefits of this Note Indenture and shall be valid and obligatory for all purposes as if authenticated by the Trustee hereunder. Wherever reference is made in this Note Indenture to the authentication and delivery of Securities by the Trustee or the Trustee’s certificate of authentication, such reference shall be deemed to include authentication and delivery on behalf of the Trustee by an Authenticating Agent and a certificate of authentication executed on behalf of the Trustee by an Authenticating Agent. Each Authenticating Agent shall be acceptable to the Company and shall at all times be a corporation organized and doing business under the laws of the United States of America, any State thereof or the District of Columbia, authorized under such laws to act as Authenticating Agent, having a combined capital and surplus of not less than $50,000,000 and subject to supervision or examination by federal or State authority. If such Authenticating Agent publishes reports of condition at least annually, pursuant to law or to the requirements of said supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such Authenticating Agent shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time an Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, such Authenticating Agent shall resign immediately in the manner and with the effect specified in this Section.

Any corporation into which an Authenticating Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which such Authenticating Agent shall be a party, or any corporation succeeding to the corporate agency or corporate trust business of an Authenticating Agent, shall continue to be an Authenticating Agent, provided such corporation shall be otherwise eligible under this Section, without the execution or filing of any paper or any further act on the part of the Trustee or the Authenticating Agent.

An Authenticating Agent may resign at any time by giving written notice thereof to the Trustee and to the Company. The Trustee may at any time terminate the agency of an Authenticating Agent by giving written notice thereof to such Authenticating Agent and to the Company. Upon receiving such a notice of resignation or upon such a termination, or in case at any time such Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, the Trustee may appoint a successor Authenticating Agent which shall be acceptable to the Company and shall mail written notice of such appointment by first class mail, postage prepaid, to all Holders as their names and addresses appear in the Security Register. Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers and duties of its predecessor hereunder, with like effect as if originally named as an Authenticating Agent. No successor Authenticating Agent shall be appointed unless eligible under the provisions of this Section.

The Trustee agrees to pay to each Authenticating Agent from time to time reasonable compensation for its services under this Section, and the Trustee shall be entitled to be reimbursed for such payments, subject to the provisions of Section 607.

If an appointment is made pursuant to this Section, the Securities may have endorsed thereon, in addition to the Trustee’s certificate of authentication, an alternative certificate of authentication in the following form:

This is one of the Securities described in the within mentioned Note Indenture.

The Bank of New York,
As Trustee

By
As Authenticating Agent

By
Authorized Officer

SECTION 613 Withholding Tax Information.

The Trustee will provide copies to the Company, upon the written request of the Company, of any Department of the Treasury Form W-8 (Certificate of Foreign Status) or W-9 (Request for Taxpayer Identification Number and Certification), any substitute form therefor and any other similar documentation, if any, that is received by the Trustee from the Holders or beneficial owners of the Securities, unless, in the case of any such form or documentation provided to the Trustee by a particular Holder or beneficial owner of Securities, such Holder or beneficial owner provides a legal opinion reasonably satisfactory to the Trustee to the effect that so providing such form or similar documentation to the Company is prohibited by applicable law.

ARTICLE SEVEN

Holders’ Lists and Reports by Trustee and Company

SECTION 701 Company to Furnish Trustee Names and Addresses of Holders.

The Company will furnish or cause to be furnished to the Trustee

(a) semi-annually, not more than 15 days after each Regular Record Date, a list, in such form as the Trustee may reasonably require, of the names and addresses of the Holders as of such Regular Record Date, and

(b) at such other times as the Trustee may request in writing, within 30 days after the receipt by the Company of any such request, a list of similar form and content as of a date not more than 15 days prior to the time such list is furnished;

excluding from any such list names and addresses received by the Trustee in its capacity as Security Registrar.

SECTION 702 Preservation of Information; Communications to Holders.

The Trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of Holders contained in the most recent list furnished to the Trustee as provided in Section 701 and the names and addresses of Holders received by the Trustee in its capacity as Security Registrar. The Trustee may destroy any list furnished to it as provided in Section 701 upon receipt of a new list so furnished.

ARTICLE EIGHT

Consolidation, Merger, Conveyance, Transfer or Lease

SECTION 801 Company May Consolidate, Etc. Only on Certain Terms.

So long as any of the Securities remain outstanding, neither the Company nor any Guarantor will, in one or more related transactions, (x) consolidate with or merge into any other Person or permit any other Person to merge into it or (y), directly or indirectly, transfer, convey, sell, lease or otherwise dispose of all or substantially all of its properties and assets to any Person, unless, with respect to any transaction described in clause (x) or (y), immediately after giving effect to such transaction:

(1) the Person formed by any such consolidation or merger, if it is not the Company or any Guarantor, or the Person that acquires by transfer, conveyance, sale, lease or other disposition all or substantially all of the properties and assets of the Company or any Guarantor, as the case may be, (any such Person, a “Successor”) shall be a corporation organized and validly existing under the laws of its place of incorporation, which (A) in the case of a Successor to CEMEX shall be Mexico, the United States of America, Canada, France, Belgium, Germany, Italy, Luxembourg, the Netherlands, Portugal, Spain, Switzerland or the United Kingdom, or any political subdivision thereof, (B) in the case of a Successor to the Company, shall expressly assume by an indenture supplemental hereto executed and delivered to the Trustee, in form satisfactory to the Trustee, the due and punctual payment of the principal of and interest on all the Securities and the performance of every covenant of the Note Indenture on the part of the Company to be performed or observed and (C) in the case of a Successor to any Guarantor, shall expressly assume (by an indenture supplemental hereto and an instrument supplemental to the Guarantee executed and delivered to the Trustee, in forms satisfactory to the Trustee) the performance of every covenant of the Note Indenture and the Guarantee on the part of such Guarantor to be performed or observed;

(2) in the case of any such transaction involving the Company or any Guarantor, the Company or such Guarantor, or the Successor thereof, as the case may be, shall expressly agree to indemnify each Holder (and each holder of a beneficial interest in a Security) against any tax, levy, assessment or governmental charge payable by withholding or deduction thereafter imposed on such Holder (or holder of a beneficial interest in the Securities) solely as a consequence of such transaction with respect to payments in respect of the Securities or any purchase thereof by the Company or any Guarantor, or the Successor of any thereof;

(3) immediately after giving effect to such transaction, including for purposes of this clause (3) the substitution of any Successor to the Company for the Company or the substitution of any Successor to a Guarantor for such Guarantor and treating any Debt or Lien incurred by the Company or any Successor to the Company, or by any Successor to the Company as a result of such transactions as having been incurred at the time of such transaction, no Event of Default, or an event or condition which, after the giving of notice or lapse of time, or both, would become an Event of Default, shall have occurred and be continuing; and

(4) CEMEX has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, merger, conveyance, transfer or lease and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture comply with this Article and that all conditions precedent herein provided for relating to such transaction have been complied with.

SECTION 802 Successor Substituted.

Upon any consolidation of the Company or any Guarantor with, or merger of the Company or any Guarantor into, any other Person or any conveyance, transfer, sale, lease or other disposition of the properties and assets of the Company or any Guarantor in accordance with Section 801, the Successor shall succeed to, and be substituted for, and may exercise every right and power of, the Company or such Guarantor, as the case may be, under this Note Indenture and the Guarantee with the same effect as if such Successor had been named as the Company or such Guarantor, as the case may be, herein and therein, and thereafter, except in the case of a lease, the predecessor Person shall be relieved of all obligations and covenants under this Note Indenture, the Guarantee and the Securities.

ARTICLE NINE

Supplemental Indentures

SECTION 901 Supplemental Indentures Without Consent of Holders.

Without the consent of any Holders, the Company and the Guarantors, when authorized by an Officers’ Certificate, and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental hereto, in form reasonably satisfactory to the Trustee, for any of the following purposes:

(1) to add a guarantor; or

(2) to add to the covenants of the Company for the benefit of the Holders, or to surrender any right or power herein conferred upon the Company; or

(3) to cure any ambiguity or correct any manifest error; or

(4) to correct or supplement any provision herein which may be defective or inconsistent with any other provision herein, or to make any other provisions with respect to matters or questions arising under this Note Indenture which shall not be inconsistent with the provisions of this Note Indenture, provided that such action pursuant to this Clause (4) shall not adversely affect the interests of the Holders or the holder of any beneficial interest in a Debenture in any material respect; or

(5) to evidence the succession of another Person to the Company or any Guarantor and the assumption by any such successor of the covenants of the Company or such Guarantor, as the case may be, herein and in the Securities; or

(6) to secure the Securities.

SECTION 902 Supplemental Indentures With Consent of Holders.

With the consent of the Trustee, Swap Counterparty, the holders of not less than the majority in principal amount (by aggregate liquidation preference) of the Debentures then Outstanding (as defined in the Debenture Indenture) and the Holders of not less than a majority in principal amount of the Outstanding Securities (or such lesser percentage of the aggregate principal amount of the Outstanding Securities as may act at a meeting of the Holders pursuant to Section 1304), by Act of said Holders delivered to the Company and the Trustee, the Company and the Guarantors, when authorized by an Officers’ Certificate, and the Trustee may enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Note Indenture or of modifying in any manner the rights of the Holders or any beneficial interests in the Securities under this Note Indenture; provided, however, that no such supplemental indenture shall, without the consent of the Holders of each Outstanding Security and the holders of each Debenture affected thereby,

(1) change any Stated Maturity of the principal of, or any installment of interest on, any Security, or reduce the principal amount thereof or the rate of interest thereon, or change the obligation of the Company to pay Additional Amounts pursuant to Section 1007 or change the place of payment where, or the coin or currency in which, any Security or interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof (or, in the case of redemption, on or after the Redemption Date), or

(2) reduce the percentage in principal amount of the Outstanding Securities, the consent of whose Holders is required for any such supplemental indenture or any amendment or modification to the Guarantee, or the consent of whose Holders is required for any waiver (of compliance with certain provisions of this Note Indenture or certain defaults hereunder and their consequences or of compliance with the Guarantee) provided for in this Note Indenture, or

(3) modify any of the provisions of this Section 902 or Section 513 except to increase any such percentage or to provide that certain other provisions of this Note Indenture and the Guarantee cannot be modified or waived without the consent of the Holder of each Outstanding Security affected thereby, or

(4) modify any of the provisions of Section 113, 1006 or 1010 in a manner adverse to any Holder of a Security, or

(5) release any Guarantor (other than as provided in Article Eight hereof).

It shall not be necessary for any Act of Holders under this Section to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.

SECTION 903 Execution of Supplemental Indentures.

In executing, or accepting the additional trusts created by, any supplemental indenture permitted by this Article or the modifications thereby of the trusts created by this Note Indenture, the Trustee shall be entitled to receive, and (subject to Section 601) shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Note Indenture. The Trustee may, but shall not be obligated to, enter into any such supplemental indenture which affects the Trustee’s own rights, duties or immunities under this Note Indenture or otherwise.

SECTION 904 Effect of Supplemental Indentures.

Upon the execution of any supplemental indenture under this Article, this Note Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Note Indenture for all purposes; and every Holder of Securities theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

SECTION 905 Reference in Securities to Supplemental Indentures.

Securities authenticated and delivered after the execution of any supplemental indenture pursuant to this Article may, and shall if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company shall so determine, new Securities so modified as to conform, in the opinion of the Trustee and the Company, to any such supplemental indenture may be prepared and executed by the Company and authenticated and delivered by the Trustee in exchange for Outstanding Securities.

ARTICLE TEN

Covenants

SECTION 1001 Payment of Principal and Interest.

The Company will duly and punctually pay the principal of and interest (together with any Additional Amounts payable thereon) on the Securities in accordance with the terms of the Securities and this Note Indenture. The Guarantors jointly and severally covenant that they will, as and when any amounts are due hereunder or under any Security, duly and punctually pay such amounts as provided in the Guarantee.

SECTION 1002 Maintenance of Office or Agency.

The Company will maintain in the Borough of Manhattan, The City of New York, an office or agency where Securities may be presented or surrendered for payment, where Securities may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Company or any Guarantor in respect of the Securities, this Note Indenture or the Guarantee may be served. The Company will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee, and each of the Company and the Guarantors hereby appoints the Trustee as its agent to receive all such presentations, surrenders, notices and demands.

SECTION 1003 Money for Security Payments to Be Held in Trust.

If the Company shall at any time act as its own Paying Agent, it will, on or before each due date of the principal of or interest (together with any Additional Amounts payable thereon) on any of the Securities, segregate and hold in trust for the benefit of the Persons entitled thereto a sum sufficient to pay the principal or interest (together with any Additional Amounts payable thereon) so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided and will promptly notify the Trustee of its action or failure so to act.

Whenever the Company shall have one or more Paying Agents, it will, prior to each due date of the principal of or interest (together with any Additional Amounts payable thereon) on any Securities, deposit with a Paying Agent a sum sufficient to pay such amount, such sum to be held in trust for the benefit of Persons entitled to such principal or interest (together with any Additional Amounts payable thereon), and (unless such Paying Agent is the Trustee) the Company will promptly notify the Trustee of its action or failure so to act.

The Company will cause each Paying Agent other than the Trustee to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section 1003, that such Paying Agent will

(1) hold all sums held by it for the payment of the principal of or interest on Securities in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided;

(2) give the Trustee notice of any default by the Company (or any other obligor upon the Securities including, without limitation, any Guarantor) in the making of any payment in respect of the Securities; and

(3) at any time during the continuance of any such default, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such Paying Agent.

The Company may at any time, for the purpose of obtaining the satisfaction and discharge of this Note Indenture or for any other purpose, pay, or by Company Order direct any Paying Agent to pay, to the Trustee all sums held in trust by the Company or such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by the Company or such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such money.

Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of or interest (together with any Additional Amounts payable thereon) on any Security and remaining unclaimed for two years after such principal or interest (together with any Additional Amounts payable thereon) has become due and payable shall be paid to the Company on Company Request, or (if then held by the Company) shall be discharged from such trust; and the Holder of such Security shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in newspapers published in the English language, customarily published on each Business Day and of general circulation in the Borough of Manhattan, The City of New York, that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication, any unclaimed balance of such money then remaining will be repaid to the Company.

SECTION 1004 Statement by Officers as to Default.

In the event that any officer of the Company or CEMEX becomes aware of or obtains knowledge of the occurrence of any Event of Default or Default, if any such Event of Default or Default is then continuing, CEMEX will deliver to a Responsible Officer of the Trustee an Officers’ Certificate of CEMEX, one of the signatories of which shall be the Corporate Planning and Finance Director, Finance Director, Chief Financial Officer or Comptroller of CEMEX, setting forth the details thereof and the action that the Company or CEMEX is taking or proposes to take with respect thereto and shall make such Officers’ Certificate available for inspection by Holders and holders of beneficial interests in the Securities.

SECTION 1005 Corporate Existence.

The Company and each Guarantor will at all times preserve and keep in full force and effect its corporate existence and rights and franchises deemed material to its business, except as otherwise specifically permitted by Section 801 and except that the corporate existence of any Subsidiary of CEMEX may be terminated, and any right or franchise may be disposed of, if such termination or disposition is, in the good faith judgment of CEMEX, in the best interests of CEMEX and is not disadvantageous to the Holders or the holders of beneficial interests in Securities.

SECTION 1006 Available Information.

(a) At all times when CEMEX is required to file any financial statements or reports with the Commission, CEMEX shall use its best efforts to file all required statements or reports in a timely manner in accordance with the rules and regulations of the Commission. In addition, at any time when CEMEX is not subject to or is not current in its reporting obligations under Section 13 or Section 15(d) of the Exchange Act or is not included on the Commission’s list of foreign private issuers that claim exemption from the registration requirements of Section 12(g) of the Exchange Act pursuant to Rule 12g3-2(b) thereunder and any Debentures remain outstanding (or if otherwise required with respect to the Company, any Guarantor or Holder), CEMEX will make available, upon request, to any holder and any prospective purchaser of Debentures that are “restricted securities” under the Securities Act, the information referred to in Rule 144A(d)(4) under the Securities Act in order to permit resales of the Debentures in compliance with Rule 144A.

(b) In addition to the information required to be provided under Section 1006(a), CEMEX will deliver to the Trustee, promptly upon the mailing thereof to the shareholders of CEMEX, copies of all financial statements, reports and proxy statements so mailed.

SECTION 1007 Payment of Additional Amounts.

(a) All payments of principal and interest in respect of the Securities, the Note Indenture and the Guarantee by or for the account of the Company or any Guarantor shall be made without withholding or deduction for any present or future taxes, duties, assessments or governmental charges of whatever nature imposed, levied, collected, withheld or assessed by or on behalf of Mexico, the Netherlands, the British Virgin Islands or in the event the Company or any Guarantor appoints additional paying agents, by the jurisdictions of such additional paying agents (each a “Note Taxing Jurisdiction”), or any political subdivision thereof or any authority therein or thereof (“Applicable Taxes”), except to the extent that such Applicable Taxes are required by a Note Taxing Jurisdiction or any such political subdivision or authority to be withheld or deducted. In the event of any withholding or deduction for any Applicable Taxes, the Company and the Guarantors shall pay such additional amounts (“Additional Amounts”) as will result in receipt by the Holders of Securities on the respective due dates of such amounts as would have been received by them had no such withholding or deduction (including for any Applicable Taxes payable in respect of Additional Amounts) been required, except that no such Additional Amounts shall be payable with respect to any payment on a Security:

(i) to the extent that such taxes or duties are imposed or levied by reason of such holder (or the beneficial owner) having some connection with the Note Taxing Jurisdiction other than the mere holding (or beneficial ownership) of such Securities;

(ii) to the extent that such taxes or duties are imposed on, or measured by, net income of the holder (or beneficial owner);

(iii) in respect of which the holder (or beneficial owner) fails to comply with any certification, identification or other reporting requirement concerning its nationality, residence, identity or connection with the Note Taxing Jurisdiction if (1) compliance is required by applicable law, regulation, administrative practice or treaty as a precondition to exemption from all or a part of the taxes, (2) the holder (or beneficial owner) is able to comply with those requirements without undue hardship and (3) the Company has given all holders at least 30 days’ prior notice that they will be required to comply with such requirements;

(iv) in respect of which the holder (or beneficial owner) fails to surrender (where surrender is required) its Securities for payment within 30 days after the Company has made available a payment of principal or interest, provided that the Company will pay Additional Amounts to which a holder would have been entitled had the Securities been surrendered on any day (including the last day) within such 30-day period;

(v) to the extent that such taxes or duties are imposed by reason of an estate, inheritance, gift, value added, use or sales tax or any similar taxes, assessments or other governmental charges;

(vi) where such withholding or deduction is imposed on a payment to an individual and is required to be made pursuant to any European Union Directive on the taxation of savings implementing the conclusions of the ECOFIN Council meeting of 26-27 November 2000 or any law implementing or complying with, or introduced in order to conform to, such Directive; or

(vii) by or on behalf of a holder who would have been able to avoid such withholding or deduction by presenting the relevant Securities to another paying agent in a member state of the European Union.

The Company shall provide the Trustee, as soon as practicable, with documentation (which may consist of certified copies of such documentation) satisfactory to the Trustee evidencing the payment of Applicable Taxes in respect of which the Company has paid any Additional Amounts. Copies of such documentation shall be made available to the Holders of the Securities or the Paying Agent, as applicable, upon request therefor.

In respect of the Securities issued hereunder, at least five Business Days prior to the first date of payment of interest on the Securities and at least five Business Days prior to each date, if any, of payment of principal or interest thereafter if there has been any change with respect to the matters set forth in the below mentioned Officers’ Certificate, the Company shall furnish the Trustee and each Paying Agent with an Officers’ Certificate instructing the Trustee and such Paying Agent as to whether such payment of principal of or any interest on such Securities shall be made without deduction or withholding for or on account of any tax, duty, assessment or other governmental charge. If any such deduction or withholding shall be required by Mexico or under the federal laws of the United States, then such certificate shall specify, by country, the amount, if any, required to be deducted or withheld on such payment to Holders of such Securities, and the Company shall pay or cause to be paid to the Trustee or such Paying Agent Additional Amounts, if any, required by this Section 1007. The Company agrees to indemnify the Trustee and each Paying Agent for, and to hold them harmless against, any loss, liability or expense reasonably incurred without negligence or bad faith on their part arising out of or in connection with actions taken or omitted by them in reliance on any Officers’ Certificate furnished pursuant to this Section 1007.

(b) The Company and the Guarantors shall pay all stamp and other duties, if any, which may be imposed by Mexico, the United States of America, the Netherlands or any other applicable jurisdiction or any other governmental entity or political subdivision therein or thereof, or any taxing authority of or in any of the foregoing, with respect to the Note Indenture, the Guarantee or the issuance of the Securities.

(c) The Company shall provide each Paying Agent and any withholding agent under relevant tax regulations with copies of each certificate received by the Company from a Holder of a Security pursuant to the text of such Security. Each such Paying Agent and withholding agent shall retain each such certificate received by it for as long as any Security is Outstanding and in no event for less than four years after its receipt, and for such additional period thereafter, as set forth in an Officers’ Certificate, as such certificate may become material in the administration of applicable tax laws.

(d) All references in this Note Indenture, the Securities and the Guarantee to principal or interest in respect of any Security shall be deemed to mean and include all Additional Amounts, if any, payable in respect of such principal or interest, unless the context otherwise requires, and express mention of the payment of Additional Amounts in any provision hereof or thereof shall not be construed as excluding reference to Additional Amounts in those provisions hereof and thereof where such express mention is not made. All references in this Note Indenture, the Securities and the Guarantee to principal in respect of any Security shall be deemed to mean and include any Redemption Price payable in respect of such Security pursuant to any redemption hereunder (and all such references to the Stated Maturity of the principal in respect of any Security shall be deemed to mean and include the Redemption Date with respect to any such Redemption Price), and all such references to principal, interest or Additional Amounts shall be deemed to mean and include any amount payable in respect thereof pursuant to Section 1010, and express mention of the payment of any Redemption Price, or any such other amount, in those provisions hereof and thereof shall not be construed as excluding reference to the Redemption Price or any such other amount in those provisions hereof and thereof where such express reference is not made.

SECTION 1008 Limitation on Liens.

So long as any Securities remain Outstanding, CEMEX shall not, and shall not permit any of its Subsidiaries to, create, incur, assume or permit to exist any Lien on or with respect to any property or asset of CEMEX or any Subsidiary, whether now owned or held or hereafter acquired, other than the following Liens (“Permitted Liens”):

(i) Liens for taxes, assessments and other governmental charges the payment of which is being contested in good faith by appropriate proceedings promptly initiated and diligently conducted and for which such reserves or other appropriate provision, if any, as shall be required by Mexican GAAP shall have been made;

(ii) statutory Liens of landlords and Liens of carriers, warehousemen, mechanics and materialmen incurred in the ordinary course of business for sums not yet due or the payment of which is being contested in good faith by appropriate proceedings promptly initiated and diligently conducted and for which such reserves or other appropriate provision, if any, as shall be required by Mexican GAAP shall have been made;

(iii) Liens incurred or deposits made in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other types of social security;

(iv) any attachment or judgment Lien, unless the judgment it secures shall not, within 60 days after the entry thereof, have been discharged or execution thereof stayed pending appeal, or shall not have been discharged within 60 days after the expiration of any such stay;

(v) Liens existing on the date of original issuance of the Securities;

(vi) any Lien on property acquired by CEMEX after the date of original issuance of the Securities that was existing on the date of acquisition of such property; provided that such Lien was not incurred in anticipation of such acquisition, and any Lien created to secure all or any part of the purchase price, or to secure Debt incurred or assumed to pay all or any part of the purchase price, of property acquired by CEMEX or any of its Subsidiaries after the date of original issuance of the Securities; provided, further, that (A) any such Lien permitted pursuant to this clause (vi) shall be confined solely to the item or items of property so acquired (including, in the case of any Acquisition of a corporation through the acquisition of 51% or more of the voting stock of such corporation, the stock and assets of any Acquired Subsidiary or Acquiring Subsidiary) and, if required by the terms of the instrument originally creating such Lien, other property which is an improvement to, or is acquired for specific use with, such acquired property; and (B) if applicable, any such Lien shall be created within nine months after, in the case of property, its acquisition, or, in the case of improvements, their completion;

(vii) any Liens renewing, extending or refunding any Lien permitted by paragraph (vi) above, provided that the principal amount of Debt secured by such Lien immediately prior thereto is not increased or the maturity thereof reduced and such Lien is not extended to the other property;

(viii) any Liens created on shares of capital stock of CEMEX or any of its Subsidiaries solely as a result of the deposit or transfer of such shares into a trust or a special purpose corporation (including any entity with legal personality) of which such shares constitute the sole assets; provided that any shares of Subsidiary stock held in such trust, corporation or entity could be sold by CEMEX under this Note Indenture; and provided, further, that such Liens may not secure Debt of CEMEX or any Subsidiary (unless permitted under another clause of this Section 1008);

(ix) any Liens on securities securing repurchase obligations in respect of such securities;

(x) any Liens in respect of any Qualified Receivables Transaction; or

(xi) in addition to the Liens permitted by the foregoing clauses (i) through (x), Liens securing Debt of CEMEX and its Subsidiaries that in the aggregate secure obligations in an amount not in excess of 5% of Adjusted Consolidated Net Tangible Assets;

unless, in each case, CEMEX has made or caused to be made effective provision whereby the Securities and the Conversion Payment Undertaking are secured equally and ratably with, or prior to, the Debt secured by such Liens (other than Permitted Liens) for so long as such Debt is so secured.

SECTION 1009 Listing.

CEMEX will use its best efforts to cause the Debentures to be duly authorized for listing on the Irish Stock Exchange or another recognized securities exchange and shall from time to time take such other actions as shall be necessary or advisable to maintain the listing of the Debentures thereon.

SECTION 1010 Indemnification of Judgment Currency.

The Company and each Guarantor shall, to the fullest extent permitted by law, indemnify the Trustee and any Holder of a Security against any loss incurred by the Trustee or such Holder, as the case may be, as a result of any judgment or order being given or made for any amount due under this Note Indenture or such Security and being expressed and paid in a currency (the “Judgment Currency”) other than Dollars, and as a result of any variation between (i) the rate of exchange at which the Dollar amount is converted into the Judgment Currency for the purpose of such judgment or order and (ii) the spot rate of exchange in The City of New York at which the Trustee or such Holder, as the case may be, on the date of payment of such judgment or order is able to purchase Dollars with the amount of the Judgment Currency actually received by the Trustee or such Holder. If the amount of Dollars so purchased exceeds the amount originally to be paid to such Holder, such Holder agrees to pay to or for the account of the Company (with respect to payments made by the Company) and the Guarantors (with respect to payments made by the Guarantors) such excess; provided, that such Holder shall not have any obligation to pay any such excess as long as a default by the Company or the Guarantors, as applicable in its obligations hereunder has occurred and is continuing, in which case such excess may be applied by such Holder to such obligations. The foregoing indemnity shall constitute a separate and independent obligation of the Company and shall continue in full force and effect notwithstanding any such judgment or order as aforesaid. The term “spot rate of exchange” shall include any premiums and costs of exchange payable in connection with the purchase of, or conversion into, United States dollars.

SECTION 1011 Payment of Certain Issuer Expenses.

The Company and the Guarantors have agreed under this Note Indenture that they will pay to C8 Capital (SPV) Limited from time to time, at least two Business Days in advance of any required payment, such amounts as may be necessary for C8 Capital (SPV) Limited to pay the commissions, fees and expenses of the Initial Purchasers of the Debentures, the fees and expenses of the Debenture Trustee, and any other fees, expenses, indemnification, reimbursement, contribution and other similar obligations, and all other amounts (other than payments under the Debentures and settlement and termination payments under the Extinguishable Coupon Swap) owed by C8 Capital (SPV) Limited to the Initial Purchasers, the Debenture Trustee, the officers and directors of C8 Capital (SPV) Limited, the Swap Counterparty, Barclays Bank PLC or any other person.

SECTION 1012 Ownership.

Except as otherwise specified or contemplated in this Note Indenture, CEMEX shall take any and all actions necessary to insure that the Company at all times remains, directly or indirectly, a wholly-owned subsidiary of CEMEX.

SECTION 1013 Restrictive Activities.

The Company has agreed, so long as any Securities (or any amount thereunder) is outstanding, not to do any of the following:

(i) engage at any time in any business activity unrelated to the issuance of the Securities, the entering into the Conversion Payment Undertaking, entering into similar capital raising activities and entering into financial arrangements with CEMEX and its Subsidiaries, or

(ii) file for, or consent to the filing of, any bankruptcy, liquidation insolvency or similar proceeding.

SECTION 1014 Waiver of Immunities.

To the extent that the Company or any of the Guarantors may in any jurisdiction claim for itself or its assets immunity from a suit, execution, attachment, whether in aid or execution, before judgment or otherwise, or other legal process in connection with this Note Indenture and the Securities and to the extent that in any jurisdiction there may be immunity attributed to the Company, the Company’s assets, the Guarantors or the Guarantors’ assets whether or not claimed, the Company and the Guarantors have irrevocably agreed for the benefit of the Holder not to claim, and irrevocably waive, the immunity to the full extent permitted by law.

ARTICLE ELEVEN

Redemption of Securities

SECTION 1101 Right of Redemption.

(a) The Securities may not be redeemed at the election of the Company except in accordance with the provisions of this Article.

(b) The Securities will be redeemable, at the option of the Company, on December 31, 2014, and on each interest payment date thereafter (or, if not a Business Day, on the preceding Business Day), in whole or in part, at par together with all accrued and unpaid interest, including deferred interest, provided that the Company as a condition to redemption, convert the interest rate on the Securities from the Yen Rate to the Dollar Fixed Rate as of the Interest Payment Date by written notice to the Holders, the Debenture Trustee, the Trustee and the Swap Counterparty no less than 10 Business Days prior to the Interest Payment Date; in the case of partial redemption the outstanding principal amount of the Securities immediately after such redemption shall not be less than U.S$200,000,000 million; provided further that no redemption shall be effective on any payment date (and such payment date shall not constitute the Conversion Date) unless C8 Capital (SPV) Limited shall have received from the Company on or prior to such payment date any applicable Conversion Payments with respect to such conversion.

(c) The Securities will be redeemable, at the option of the Company, within 90 days of the occurrence of a CEMEX Change of Control Event, in whole but not in part, at a Redemption Price equal to the greater of (i) par and (ii) the sum of the present values of the remaining scheduled payments on the Securities calculated (1) assuming a final maturity of December 31, 2014, (2) without giving effect to any increase in interest rates as a result of the CEMEX Change of Control Event, and (3) discounted to the Redemption Date at a rate equal to the then-current yield to maturity of treasuries with a comparable maturity plus a margin equal to 1.870% per annum, plus in each of cases (i) and (ii) above accrued and unpaid interest to the Redemption Date.

The Securities will not otherwise be redeemed by the Company. As a condition to any redemption prior to December 31, 2014, the Company must first convert the interest rate on the Securities from the Yen Rate to the Dollar Fixed Rate and pay any applicable Conversion Payment with respect to such conversion in accordance with Section 315.

SECTION 1102 Notice of Redemption.

Notice of redemption shall be given by first class mail, postage prepaid, mailed by the Company to the Trustee not less than 45 days nor more than 60 days prior to the proposed Redemption Date (unless a shorter period of time is agreed upon) and to each Holder and the Trustee will give a corresponding notice to the holders of the Debentures, at his address appearing in the Security Register. Any such notice of redemption is irrevocable and will be given as described below. If the redemption price in respect of any Security is improperly withheld or refused and is not paid by the Company or any Guarantor, interest on the Securities will continue to be payable until the Redemption Price is paid in full.

All notices of redemption shall state:

(1) the Redemption Date,

(2) the Redemption Price and amount of accrued interest, if any,

(3) that on the Redemption Date the Redemption Price and any accrued interest will become due and payable upon each Security to be redeemed and that interest thereon will cease to accrue on and after said date, and

(4) the place or places where such Securities are to be surrendered for payment of the Redemption Price and any accrued interest.

Notice of redemption of Securities to be redeemed at the election of the Company shall be given by the Company or, at the Company’s request, by the Trustee in the name and at the expense of the Company, and such notice, when given to the Holders, shall be irrevocable.

SECTION 1103 Deposit of Redemption Price.

Prior to any Redemption Date, the Company shall deposit with the Trustee or with a Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust as provided in Section 1003) an amount of money sufficient to pay the Redemption Price of, and (except if the Redemption Date shall be an Interest Payment Date) accrued interest on, all the Securities which are to be redeemed on that date.

SECTION 1104 Securities Payable on Redemption Date.

Notice of redemption having been given as aforesaid, the Securities so to be redeemed shall, on the Redemption Date, become due and payable at the Redemption Price herein specified, and from and after such date (unless the Company shall default in the payment of the Redemption Price and accrued interest) such Securities shall cease to bear interest. Upon surrender of any such Security for redemption in accordance with said notice, such Security shall be paid by the Company at the Redemption Price, together with accrued interest to the Redemption Date;

provided, however, that installments of interest whose Stated Maturity is on or prior to the Redemption Date shall be payable to the Holders of such Securities, or one or more Predecessor Securities, registered as such at the close of business on the relevant Record Dates according to their terms and the provisions of Section 306.

If any Security called for redemption shall not be so paid upon surrender thereof for redemption, the principal shall, until paid, bear interest from the Redemption Date at the rate borne by the Security.

ARTICLE TWELVE

Guarantee of the Securities

SECTION 1201 Guarantee.

Subject to the provisions of this Article Twelve, Article Eight and Article Nine, each Guarantor hereby jointly and severally irrevocably and unconditionally guarantees, on an unsecured basis, to each Holder of a Security authenticated and delivered by the Trustee and to the Trustee and its Successors, irrespective of the validity and enforceability of this Note Indenture, the Securities or the obligations of the Company or any other Guarantors to the Holders or the Trustee hereunder or thereunder, that: (a) the principal of and interest on the Securities (including any Additional Amounts) will be duly and punctually paid in full when due, whether at Maturity, by acceleration, call for redemption, purchase or otherwise, and all obligations of the Company or the Guarantors to the Holders or the Trustee hereunder or thereunder (including amounts due the Trustee under Section 607 hereof) or under the Securities (including fees, expenses or other disbursements) will be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and (b) in case of any extension of time of payment or renewal of any Securities or any of such other obligations, the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at maturity, by acceleration, call for redemption, purchase or otherwise (all such obligations guaranteed by the Guarantors, the “Guaranteed Obligations”). The guarantees of the Guarantors under this Article Twelve are herein referred to as the “Guarantee”. Failing payment when due of any amount so guaranteed, or failing performance of any other obligation of the Company to the Holders, for whatever reason, each Guarantor will be obligated to pay, or to perform or cause the performance of, the same immediately. An Event of Default under this Note Indenture or the Securities shall constitute an event of default under this Guarantee, and shall entitle the Holders of Securities or the Trustee to accelerate the obligations of the Guarantors hereunder in the same manner and to the same extent as the obligations of the Company.

The Guarantors agree to pay any and all fees and expenses (including reasonable attorney’s fees and expenses) incurred by the Trustee or the Holders in enforcing any rights under this Article Twelve with respect to the Guarantors.

Without limiting the generality of the foregoing, this Guarantee guarantees, to the extent provided herein, the payment of all amounts that constitute part of the Guaranteed Obligations and would be owed by the Company under this Note Indenture or the Securities but for the fact that they are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving the Company.

No stockholder, officer, director, employee or incorporator, past, present or future, of any Guarantor, as such, shall have any personal liability under this Guarantee by reason of his, her or its status as such stockholder, officer, director, employee or incorporator.

The Guarantors shall have the right to seek contribution from any non-paying Guarantor so long as the exercise of such right does not impair the rights of the Holders under this Guarantee.

SECTION 1202 Execution and Delivery of Guarantee.

The Guarantee to be endorsed on the Securities shall include the terms of the Guarantees set forth in this Article Twelve and any other terms that may be set forth in the form established pursuant to Section 205. The Guarantors hereby agree to execute the Guarantee in the form established pursuant to Section 205, to be endorsed on each Security authenticated and delivered by the Trustee.

The Guarantee shall be executed on behalf of each Guarantor by any one of the individuals who may sign an Officers’ Certificate on its behalf. The signature of any such Person on the Guarantee may be manual or facsimile.

A Guarantee bearing the manual or facsimile signature of an individual who was at any time the proper officer of a Guarantor shall bind such Guarantor, notwithstanding that such individual has ceased to hold such office prior to the authentication and delivery of the Security on which such Guarantee is endorsed or did not hold such office at the date of such Guarantee.

The delivery of any Security by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of the Guarantee endorsed thereon on behalf of the respective Guarantor. The Guarantors hereby agree that their respective Guarantee set forth in Section 1201 shall remain in full force and effect notwithstanding any failure to endorse a Guarantee on any Security.

SECTION 1203 Obligations of the Guarantors Unconditional.

Nothing contained in this Article Twelve or elsewhere in this Note Indenture or in any Security is intended to or shall impair, as between the Guarantors and the Holders and the Trustee, the obligation of each Guarantor, which is absolute and unconditional, to pay to the Holders and the Trustee the principal of and interest (including Additional Amounts) on the Securities (and to the Trustee amounts due under Section 607) as and when the same shall become due and payable in accordance with the provisions of this Guarantee, nor shall anything herein or therein prevent the Trustee or any Holder from exercising all remedies otherwise permitted by applicable law upon Default under this Note Indenture. Without limiting the generality of the foregoing, it is agreed that the occurrence of any one or more of the following shall not affect the liability of any Guarantor hereunder:

(a) the lack of validity, regularity or enforceability of this Note Indenture or the Securities with respect to the Company or any agreement or instrument relating thereto;

(b) any change in the time, manner or place of payment of, or in any other term of any of the Guaranteed Obligations, or any other amendment or waiver of or any consent to departure from this Note Indenture;

(c) any amendment or modification of or deletion from or addition or supplement to or other change in the Guarantee, the Note Indenture or the Securities or any other instrument or agreement applicable to any of the parties to the Guarantee, the Note Indenture or the Securities;

(d) any furnishing or acceptance of any security or any guarantee or other liability of any Subsidiary or any other party, or any release of any security or any guarantee or other liability of any Subsidiary or any other party, for the Guaranteed Obligations, or the failure of any security or any guarantee or other liability of any Subsidiary or any other party or the failure of any Person to perfect any interest in any collateral;

(e) any failure, omission or delay on the part of the Company, to conform or comply with any term of the Note Indenture or the Securities or any other instrument or agreement referred to in paragraph (a) above, including, without limitation, failure to give notice to the Guarantors or the Trustee of the occurrence of an Event of Default;

(f) any waiver of the payment, performance or observance of any of the obligations, conditions, covenants or agreements contained in the Guarantee, the Note Indenture or the Securities, or any other waiver, consent, extension, indulgence, compromise, settlement, release or other action or inaction under or in respect of the Guarantee, the Note Indenture or the Securities or any other instrument or agreement referred to in paragraph (a) above or any obligation or liability of the Company, or any exercise or non-exercise of any right, remedy, power or privilege under or in respect of any such instrument or agreement or any such obligation or liability;

(g) any failure, omission or delay on the part of the Trustee or any Holder of Securities to enforce, assert, exercise or continue exercising any right, power or remedy conferred on it in the Guarantee or the Note Indenture, or any such failure, omission or delay on the part of the Trustee or any Holder of Securities in connection with the Guarantee, the Note Indenture or the Securities, or any other action on the part of the Trustee or any Holder of Securities;

(h) the assignment of any right, title or interest of the Trustee or any Holder in this Note Indenture or the Securities to any other Person;

(i) any voluntary or involuntary bankruptcy, insolvency, concurso mercantil, reorganization, arrangement, readjustment, assignment for the benefit of creditors, receivership, liquidation or similar proceedings with respect to the Company, any Guarantor or any other Person or any of their respective properties or creditors, or any action taken by any trustee, receiver or similar officer or by any court in any such proceeding;

(j) any limitation on the liability or obligations of the Company or any other Person under the Guarantee, the Note Indenture or the Securities, or any partial discharge, cancellation or unenforceability of the Guarantee, the Note Indenture or the Securities or any other agreement or instrument referred to in paragraph (c) above or any term hereof, to the extent not mutually agreed upon by the parties hereto;

(k) any merger or consolidation of the Company or any Guarantor into or with any other corporation or any sale, lease or transfer of any of the assets of the Company or any Guarantor to any other Person;

(l) any change in the ownership of any shares of capital stock of the Guarantors, or any change in the corporate relationship between the Company and the Guarantors, or any termination of such relationship, or any change in the corporate existence, structure, or ownership of the Company;

(m) any release or discharge, by operation of law, of any Guarantor from the performance or observance of any obligation, covenant or agreement contained in the Guarantee, the Note Indenture or the Securities;

(n) any action, failure, omission or delay on the part of the Trustee or any Holder of Securities that may impede any Guarantor from acquiring or subrogating such Holder’s or Trustee’s rights or benefits; or

(o) any other occurrence, circumstance, happening or event whatsoever, whether similar or dissimilar to the foregoing, whether foreseen or unforeseen, and any other circumstance that might otherwise constitute a legal defense or discharge of the liabilities of a Guarantor or that might otherwise limit recourse against the Guarantors; it being the intent of each Guarantor that its obligations hereunder shall not be discharged except by payment of all amounts owing pursuant to this Note Indenture or the Securities.

The Guarantee shall continue to be effective or be reinstated, as the case may be, if at any time any payment or performance with respect to any of the Guaranteed Obligations is rescinded or must otherwise be returned by the Trustee, any Holder or any other Person upon the insolvency, bankruptcy or reorganization of the Company or otherwise, all as though such payment or performance had not been made or occurred. In the event that any payment, or any part thereof, is rescinded or must otherwise be returned, the Guaranteed Obligations shall be reinstated and deemed reduced only by such amount paid and not so rescinded or returned. The obligations of the Guarantors under the Guarantee shall not be subject to reduction, termination or other impairment by any set-off, recoupment, counterclaim or defense or for any other reason.

SECTION 1204 Waivers.

Each Guarantor hereby irrevocably waives, to the extent permitted by applicable law:

(a) promptness, demand for payment, diligence, presentment, notice of acceptance and any other notice with respect to any of the Guaranteed Obligations and the Guarantee;

(b) any requirement that the Trustee, any Holder or any other Person protect, secure, perfect or insure any Lien or any property subject thereto or exhaust any right, sue or take any action against the Company or any other Person, or obtain any relief pursuant to this Note Indenture or pursue any other available remedy prior to making a claim against any Guarantor hereunder;

(c) all right to trial by jury in any action, proceeding or counterclaim arising out of or relating to this Note Indenture or the Securities;

(d) filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest or notice with respect to such Security or the Indebtedness evidenced thereby and all demands whatsoever;

(e) any defense arising by reason of any claim or defense based upon an election of remedies by the Trustee or any Holder that in any manner impairs, reduces, releases or otherwise adversely affects its subrogation, contribution or reimbursement rights or other rights to proceed against the Company or any other Person;

(f) any right to which it may be entitled to have the assets of the Company first be used as payment of the Company’s or the Guarantor’s obligations hereunder prior to any amounts being claimed from or paid by such Guarantor hereunder; or

(g) any duty on the part of the Trustee or any Holder to disclose to such Guarantor any matter, fact or thing relating to the business, operation or condition of the Company and its assets now known or hereafter known by the Trustee or such Holder.

SECTION 1205 Waiver of Subrogation and Contribution.

Each Guarantor hereby irrevocably waives any claim or other right that it may now or hereafter acquire against the Company that arises from the existence, payment, performance or enforcement of such Guarantor’s obligations under this Guarantee and this Note Indenture, including, without limitation, any right of subrogation, reimbursement, exoneration, contribution, indemnification, and any right to participate in any claim or remedy of the Trustee or any Holder of Securities against the Company, whether or not such claim, remedy or right arises in equity, or under contract, statute or common law, including, without limitation, the right to take or receive from the Company, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or Security on account of such claim or other rights. If any amount shall be paid to any Guarantor in violation of the preceding sentence and the Securities shall not have been paid in full, such amount shall have been deemed to have been paid to such Guarantor for the benefit of, and held in trust for the benefit of, the Holders of the Securities, and shall forthwith be paid to the Trustee for the benefit of such Holders to be credited and applied upon the Securities, whether matured or unmatured, in accordance with the terms of this Note Indenture. Each Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by this Note Indenture and that the waiver set forth in this Section 1205 is knowingly made in contemplation of such benefits.

Each Guarantor agrees that it shall not be entitled to any right of subrogation in relation to the Holders in respect of any Guaranteed Obligations until payment in full of all Guaranteed Obligations. Each Guarantor further agrees that, as between itself, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the Guaranteed Obligations may be accelerated as provided in Article Five hereof for the purposes of this Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Guaranteed Obligations, and (y) in the event of any declaration of acceleration of the Guaranteed Obligations as provided in Article Five hereof, the Guaranteed Obligations (whether or not due and payable) shall forthwith become due and payable by such Guarantor for the purpose of this Guarantee.

SECTION 1206 No Waiver; Cumulative Remedies.

No failure on the part of the Trustee or any Holder to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law. The Trustee and the Holders shall have all of the rights and remedies granted in this Note Indenture and available at law or in equity, and these same rights and remedies may be pursued separately, successively or concurrently against the Company or the Guarantors.

SECTION 1207 Continuing Guarantee.

The Guarantee is a continuing guarantee and, except as otherwise provided herein, shall (a) remain in full force and effect until the satisfaction of the Guaranteed Obligations, (b) be binding upon each Guarantor and (c) inure to the benefit of and be enforceable by the Trustee, the Holders and their successors, transferees and assigns.

ARTICLE THIRTEEN

Meetings of Holders of Securities

SECTION 1301 Purposes for Which Meetings May Be Called.

A meeting of Holders of Securities may be called at any time and from time to time pursuant to this Article to make, give or take any request, demand, authorization, direction, notice, consent, election, waiver or other action provided by this Note Indenture to be made, given or taken by Holders of Securities.

SECTION 1302 Call, Notice and Place of Meetings.

(a) The Company and the Trustee may at any time call a meeting of Holders of Securities for any purpose specified in Section 1301, to be held at such time and at such place in the Borough of Manhattan, the City of New York, New York as the Company or the Trustee, as the case may be, shall determine. Notice of every meeting of Holders of Securities, setting forth the time and the place of such meeting and in general terms the action proposed to be taken at such meeting, shall be given, in the manner provided in Section 106, not less than 30 nor more than 180 days prior to the date fixed for the meeting.

(b) In case at any time the Company, pursuant to an Officers’ Certificate, or the Holders of at least 10% in principal amount of the Outstanding Securities shall have requested the Trustee to call a meeting of the Holders of Securities for any purpose specified in Section 1301, by written request setting forth in reasonable detail the action proposed to be taken at the meeting, and the Trustee shall not have made the first publication of the notice of such meeting within 30 days after receipt of such request or shall not thereafter proceed to cause the meeting to be held as provided herein, then the Company or the Holders of Securities in the amount above specified, as the case may be, may determine the time and the place in the Borough of Manhattan, the City of New York, New York for such meeting and may call such meeting for such purposes by giving notice thereof as provided in subsection (a) of this Section 1302.

SECTION 1303 Persons Entitled to Vote at Meetings.

To be entitled to vote at any meeting of Holders of Securities, a Person shall be (1) a Holder of one or more Outstanding Securities, or (2) a Person appointed by an instrument in writing as proxy for a Holder or Holders of one or more Outstanding Securities by such Holder or Holders. The only Persons who shall be entitled to be present or to speak at any meeting of Holders shall be the Persons entitled to vote at such meeting and their counsel, and representatives of the Trustee and its counsel and any representatives of the Company and its counsel.

SECTION 1304 Quorum; Action.

The Persons entitled to vote a majority in principal amount of the Outstanding Securities shall constitute a quorum. In the absence of a quorum within 30 minutes of the time appointed for any such meeting, the meeting may be adjourned for a period of not less than 10 days as determined by the chairman of the meeting prior to the adjournment of such meeting. In the absence of a quorum at any such adjourned meeting, such adjourned meeting may be further adjourned for a period of not less than 10 days as determined by the chairman of the meeting prior to the adjournment of such adjourned meeting (subject to repeated applications of this sentence). Notice of the reconvening of any adjourned meeting shall be given as provided in Section 1302(a), except that such notice need be given only once not less than five days prior to the date on which the meeting is scheduled to be reconvened. Notice of the reconvening of an adjourned meeting shall state expressly the percentage of the principal amount of the Outstanding Securities which shall constitute a quorum. Any Holder who has executed an instrument in writing appointing a person as proxy shall be deemed to be present for the purposes of determining a quorum and be deemed to have voted; provided that such Holder shall be considered as present or voting only with respect to the matters covered by such instrument in writing (which may include authorization to vote on any other matters as may come before the meeting).

Subject to the foregoing, at the reconvening of any meeting further adjourned for a lack of a quorum the Persons entitled to vote 33  1/3% in principal amount of the Outstanding Securities at the time shall constitute a quorum for the taking of any action set forth in the notice of the original meeting.

Except as limited by Clauses (1) and (2) of Section 513 and by the proviso to Section 902, any modifications, amendments or waivers to this Note Indenture or the terms and conditions of the Securities shall require the lesser of (i) the written consent of the Holders of a majority in principal amount of the Outstanding Securities or (ii) at any time when there is more than one Holder of Securities, the approval of persons entitled to vote 66 2/3% of the principal amount of such Securities represented and voting at a meeting of the Holders duly called in accordance with the provisions hereof and at which a quorum is present; provided, however, that such modifications, amendments or waivers shall be approved by the Holders of Securities representing not less than 25% of the aggregate principal of Outstanding Securities and no such waiver shall be permitted unless provided for pursuant to Section 513.

Any modification, amendment or waiver approved or resolution passed or decision taken at any meeting of Holders of Securities held in accordance with this Article shall be binding on all the Holders of Securities, regardless of whether present or represented at the meeting.

SECTION 1305 Determination of Voting Rights; Conduct and Adjournment of Meetings.

(a) Notwithstanding any other provisions of this Note Indenture, the Trustee may make such reasonable regulations as it may deem advisable for any meeting of Holders of Securities in regard to proof of the holding of Securities and of the appointment of proxies and in regard to the appointment and duties of inspectors of votes, the submission and examination of proxies, certificates and other evidence of the right to vote, and such other matters concerning the conduct of the meeting as it shall deem appropriate. Except as otherwise permitted or required by any such regulations, the holding of Securities shall be proved in the manner specified in Section 104 and the appointment of any proxy shall be proved in the manner specified in Section 104 or by having the signature of the person executing the proxy witnessed or guaranteed by any trust company, bank or banker authorized by Section 104 to certify to the holding of Securities. Such regulations may provide that written instruments appointing proxies, regular on their face, may be presumed valid and genuine without the proof specified in Section 104 or other proof.

(b) The Trustee shall, by an instrument in writing, appoint a temporary chairman of the meeting, unless the meeting shall have been called by the Company or by Holders of Securities as provided in Section 1302(b), in which case the Company or the Holders of Securities calling the meeting, as the case may be, shall in like manner appoint a temporary chairman. A permanent chairman and a permanent secretary of the meeting shall be elected by vote of the Persons entitled to vote a majority in principal amount of the Outstanding Securities represented at the meeting.

(c) At any meeting each Holder of a Security or proxy shall be entitled to one vote for each $1,000 principal amount of Securities held or represented by him; provided, however, that no vote shall be cast or counted at any meeting in respect of any Security challenged as not Outstanding and ruled by the chairman of the meeting to be not Outstanding. The chairman of the meeting shall have no right to vote, except as a Holder of a Security or proxy.

(d) Any meeting of Holders of Securities duly called pursuant to Section 1302 at which a quorum is present may be adjourned from time to time by Persons entitled to vote a majority in principal amount of the Outstanding Securities represented at the meeting; and the meeting may be held as so adjourned without further notice.

SECTION 1306 Counting Votes and Recording Action of Meetings.

The vote upon any resolution submitted to any meeting of Holders of Securities shall be by written ballots on which shall be subscribed the signatures of the Holders of Securities or of their representatives by proxy and the principal amounts and serial numbers of the Outstanding Securities held or represented by them. The permanent chairman of the meeting shall appoint two inspectors of votes who shall count all votes cast at the meeting for or against any resolution and who shall make and file with the secretary of the meeting their verified written reports in duplicate of all votes cast at the meeting. A record, at least in duplicate, of the proceedings of each meeting of Holders of Securities shall be prepared by the secretary of the meeting and there shall be attached to said record the original reports of the inspectors of votes on any vote by ballot taken thereat and affidavits by one or more persons having knowledge of the facts setting forth a copy of the notice of the meeting and showing that said notice was given as provided in Section 1302 and, if applicable, Section 1304. Each copy shall be signed and verified by the affidavits of the permanent chairman and secretary of the meeting and one such copy shall be delivered to the Company and another to the Trustee to be preserved by the Trustee, the latter to have attached thereto the ballots voted at the meeting. Any record so signed and verified shall be conclusive evidence of the matters therein stated.

This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

SIGNATURES

IN WITNESS WHEREOF, the parties hereto have caused this Note Indenture to be duly executed, as of the day and year first above written.

The Bank of New York, as Trustee

By:	/s/ James Fevola
	Name:	James Fevola
	Title:	Vice President

NEW SUNWARD HOLDING FINANCIAL VENTURES B.V.

By:	/s/ Rodrigo Treviño
	Name:	Rodrigo Treviño
	Title:	Attorney-In-Fact

CEMEX, S.A.B. de C.V.

By:	/s/ Rodrigo Treviño
	Name:	Rodrigo Treviño
	Title:	Chief Financial Officer

CEMEX MEXICO, S.A. de C.V.

By:	/s/ Rodrigo Treviño
	Name:	Rodrigo Treviño
	Title:	Chief Financial Officer

NEW SUNWARD HOLDING B.V.

By:	/s/ Rodrigo Treviño
	Name:	Rodrigo Treviño
	Title:	Attorney-In-Fact

ANNEX A

Calculation of Conversion Payments and Conversion Credits

With respect to the Conversion Date (whether it has occurred or is expected to occur at the time of calculation), the Calculation Agent will determine whether a Conversion Payment or a Conversion Credit Reference Amount applies. If a Conversion Credit Reference Amount applies and the principal amount of the Dual-Currency Notes has not become, as of the Conversion Date, due and payable, the Calculation Agent will determine whether there are any Conversion Credit Application Dates and the amount of the Conversion Credit to be applied on each such Conversion Credit Application Date.

For the purposes of this Annex A:

“Benchmark Swap” means a derivative transaction between the Calculation Agent and a hypothetical counterparty with the following terms:

(i) no exchange of principal;

(ii) a term commencing on the date of issuance of the Dual-Currency Notes and ending on December 31, 2014;

(iii) the Calculation Agent obligated to pay an amount in U.S. Dollars equal to the semi-annual coupon on the Debentures, applied to the Dollar principal amount of the Debentures, on each payment date for the Debentures;

(iv) the counterparty obligated to pay an amount in Japanese Yen equal to the semi-annual coupon on the Dual-Currency Notes, applied to the Yen Equivalent Principal Amount of the Dual-Currency Notes, on each payment date for the Dual-Currency Notes;

(v) the parties’ payment obligations under such derivative transaction ceasing as of the payment date for the Debentures immediately prior to the date on which the Conditions to Anticipated Swap Termination are deemed satisfied; and

(vi) upon early termination for any reason other than the satisfaction of the Conditions to Anticipated Swap Termination, the termination payment due to the Calculation Agent or the counterparty, as applicable, calculated based on the total gains and losses and costs incurred upon termination, including any loss of bargain, costs of funding, or, without duplication, any loss or cost or gain incurred as a result of obtaining or reestablishing any hedge or related trading position.

“Conversion Credit” means the amount the Calculation Agent determines to be the amount of investment proceeds in U.S. Dollars that would be available on each Conversion Credit Application Date were the Conversion Credit Reference Amount invested at the direction of the Calculation Agent (and on a date determined by the Calculation Agent but not more than 15 business days after the Conversion Date) in Permitted Investments, which Permitted Investments were designed to yield (without provision for credit losses) an equal amount of investment proceeds in U.S. Dollars on each such Conversion Credit Application Date.

A-1

“Conversion Credit Application Date” means (a) each interest payment date for the Debentures occurring prior to December 31, 2014, and more than 15 business days after the Conversion Date, and (b) December 31, 2014, so long as the Conversion Date occurs at least 15 business days prior to that date. If the Conversion Date occurs after the 15th business day prior to December 31, 2014, no Conversion Credits shall apply.

“Conversion Credit Reference Amount” means the amount, if any, determined by the Calculation Agent to be equal to the total amount that would be payable by the party obligated to pay U.S. Dollars under the Benchmark Swap (as defined below) upon its early termination on the applicable Note Conversion Date.

“Conversion Payment” means the amount, if any, determined by the Calculation Agent to be equal to the total amount that would be payable by the party obligated to pay Japanese Yen under the Benchmark Swap (as defined below) upon its early termination on the applicable Note Conversion Date.

“Permitted Investments” means Dollar-denominated, unsubordinated obligations that (a) do not bear interest or bear interest at a fixed rate and (b) are issued, accepted or guaranteed by one or more commercial banks in the United States or United Kingdom the long-term unsubordinated, unsecured indebtedness of which has a rating of at least “A2” from Fitch Ratings, Ltd. and “A” from Standard and Poor’s Rating Service.

Capitalized terms used in this Annex A and not herein defined shall have the meaning ascribed to them in the Note Indenture.

A-2

ANNEX B

Conditions to Anticipated Swap Termination

The “Conditions to Anticipated Swap Termination” shall be deemed to have been satisfied on the Note Conversion Date when the Calculation Agent delivers written notice to the Note Issuer and the Debenture Trustee, on the Note Conversion Date or at a time prior to the 15th Local Business Day after the Note Conversion Date, that:

(i) a CEMEX Credit Event had occurred on or prior to the Note Conversion Date; and

(ii) Barclays or the Note Issuer has delivered a Credit Event Notice that is effective during the Notice Period; and

(iii) such party delivering the Credit Event Notice also has delivered a Notice of Publicly Available Information that is effective during the Notice Period.

As used in this Annex B, the following terms shall have the following meanings:

“Affiliate” means, in relation to any person, any entity controlled, directly or indirectly, by the person, any entity that controls, directly or indirectly, the person or any entity directly or indirectly under common control with the person. For this purpose, “control” of any entity or person means ownership of a majority of the voting power of the entity or person.

“Bankruptcy” means a Reference Entity (a) is dissolved (other than pursuant to a consolidation, amalgamation or merger); (b) becomes insolvent or is unable to pay its debts or fails or admits in writing in a judicial, regulatory or administrative proceeding or filing its inability generally to pay its debts as they become due; (c) makes a general assignment, arrangement or composition with or for the benefit of its creditors; (d) institutes or has instituted against it a proceeding seeking a judgment of insolvency or bankruptcy or any other relief under any bankruptcy or insolvency law or other similar law affecting creditors’ rights, or a petition is presented for its winding up or liquidation, and, in the case of any such proceeding or petition instituted or presented against it, such proceeding or petition (i) results in a judgment of insolvency or bankruptcy or the entry of an order for relief or the making of an order for its winding up or liquidation or (ii) is not dismissed, discharged, stayed or restrained in each case within thirty calendar days of the institution or presentation thereof; (e) has a resolution passed for its winding up, official management or liquidation (other than pursuant to a consolidation, amalgamation or merger); (f) seeks or becomes subject to the appointment of an administrator, provisional liquidator, conservator, receiver, trustee, custodian or other similar official for it or for all or substantially all its assets; (g) has a secured party take possession of all or substantially all its assets or has a distress, execution, attachment, sequestration or other legal process levied, enforced or sued on or against all or substantially all its assets and such secured party maintains possession, or any such process is not dismissed, discharged, stayed or restrained, in each case within thirty calendar days thereafter; or (h) causes or is subject to any event with respect to it which, under the applicable laws of any jurisdiction, has an analogous effect to any of the events specified in clauses (a) to (g) (inclusive).

“Barclays” means Barclays Bank PLC.

“Bond” means any obligation for Borrowed Money that is in the form of, or represented by, a bond, note (other than notes delivered pursuant to Loans), certificated debt security or other debt security and shall not include any other type of Borrowed Money.

“Borrowed Money” means any obligation (excluding an obligation under a revolving credit arrangement for which there are no outstanding, unpaid drawings in respect of principal) for the payment or repayment of borrowed money (which term shall include, without limitation, deposits and reimbursement obligations arising from drawings pursuant to letters of credit).

“C8 Capital” means C8 Capital (SPV) Limited.

“Calculation Agent” has the meaning set forth in the Master Collateral Agreement.

“CEMEX” means CEMEX, S.A.B. de C.V.

“CEMEX Credit Event” means one or more of Bankruptcy, Failure to Pay, Obligation Acceleration, Repudiation/Moratorium or Restructuring, in each case as determined by the Calculation Agent taking into account then-current interpretations of the text of the applicable definition in the swap markets. If an occurrence would otherwise constitute a CEMEX Credit Event, such occurrence will constitute a CEMEX Credit Event whether or not such occurrence arises directly or indirectly from, or is subject to a defense based upon: (a) any lack or alleged lack of authority or capacity of a Reference Entity to enter into any Obligation or, as applicable, an Underlying Obligor to enter into any Underlying Obligation, (b) any actual or alleged unenforceability, illegality, impossibility or invalidity with respect to any Obligation or, as applicable, any Underlying Obligation, however described, (c) any applicable law, order, regulation, decree or notice, however described, or the promulgation of, or any change in, the interpretation by any court, tribunal, regulatory authority or similar administrative or judicial body with competent or apparent jurisdiction of any applicable law, order, regulation, decree or notice, however described, or (d) the imposition of, or any change in, any exchange controls, capital restrictions or any other similar restrictions imposed by any monetary or other authority, however described.

“Counterparty” means the Swap 8 Capital (SPV) Limited.

“Credit Event Notice” means an irrevocable notice (which may be by telephone) from one party to the other party and to the Calculation Agent that describes a CEMEX Credit Event that occurred at or after 12:01 a.m., Greenwich Mean Time, on the Effective Date and at or prior to 11:59 p.m., Greenwich Mean Time, on the Note Conversion Date. A Credit Event Notice must contain a description in reasonable detail of the facts relevant to the determination that a CEMEX Credit Event has occurred. The CEMEX Credit Event that is the subject of the Credit Event Notice need not be continuing on the date that the Credit Event Notice is effective.

“Debenture Indenture” means the Debenture Indenture entered into on February 12, 2007, between C8 Capital and The Bank of New York, with respect to the issuance of the Debentures by C8 Capital.

“Debenture Trustee” means the Trustee under the Debenture Indenture.

“Default Requirement” means USD 10,000,000 or its equivalent in the relevant Obligation Currency as of the occurrence of the relevant CEMEX Credit Event.

“Deliver” means to deliver, novate, transfer (including, in the case of a Qualifying Guarantee, transfer of the benefit of the Qualifying Guarantee), assign or sell, as appropriate, in the manner customary for the settlement of the applicable Underlying Obligations (which shall include executing all necessary documentation and taking any other necessary actions), in order to convey all right, title and interest in the Underlying Obligations free and clear of any and all liens, charges, claims or encumbrances (including, without limitation, any counterclaim, defense (other than a counterclaim or defense based on customary factors as determined by the Calculation Agent taking into account then-current interpretations of the text of the applicable definition in the swap markets) or right of set off by or of the Reference Entity or, as applicable, an Underlying Obligor); provided that to the extent that the Deliverable Obligations consist of Qualifying Guarantees, “Deliver” means to Deliver both the Qualifying Guarantee and the Underlying Obligation. “Delivery” and “Delivered” will be construed accordingly.

“Domestic Currency” means the lawful currency and any successor currency of the Reference Entity. Notwithstanding the foregoing, in no event shall Domestic Currency include any successor currency if such successor currency is the lawful currency of any of Canada, Japan, Switzerland, the United Kingdom or the United States of America or the euro (or any successor currency to any such currency).

“Domestic Law” means the laws of the jurisdiction of organization of the Reference Entity.

“Downstream Affiliate” means an entity, at the date of the event giving rise to the CEMEX Credit Event which is the subject of the Credit Event Notice or the time of identification of a Substitute Reference Obligation (as applicable), whose outstanding Voting Shares are more than 50 percent owned, directly or indirectly, by the Reference Entity.

“Dual-Currency Notes” means the Callable Perpetual Dual-Currency Notes issued by the Note Issuer on February 12, 2007 and guaranteed by the Guarantors.

“Failure to Pay” means, after the expiration of any applicable Grace Period (after the satisfaction of any conditions precedent to the commencement of such Grace Period), the failure by a Reference Entity to make, when and where due, any payments in an aggregate amount of not less than the Payment Requirement under one or more Obligations, in accordance with the terms of such Obligations at the time of such failure.

“Governmental Authority” means any de facto or de jure government (or any agency, instrumentality, ministry or department thereof), court, tribunal, administrative or other governmental authority or any other entity (private or public) charged with the regulation of the financial markets (including the central bank) of a Reference Entity.

“Grace Period” means the applicable grace period with respect to payments under the relevant Obligation under the terms of such Obligation in effect as of the later of the Effective Date or the date as of which such Obligation is issued or incurred; provided, that, if, at the later of the Effective Date and the date as of which an Obligation is issued or incurred, no grace period with respect to payments or a grace period with respect to payments of less than three Local Business Days is applicable under the terms of such Obligation, a Grace Period of three Local Business Days shall be deemed to apply to such Obligation.

“Guarantor” has the meaning set forth in the Note Indenture.

“Loan” means any obligation for Borrowed Money that is documented by a term loan agreement, revolving loan agreement or other similar credit agreement and shall not include any other type of Borrowed Money.

“Local Business Day” means, a day on which commercial banks are open for business (including dealings in foreign exchange and foreign currency deposits) in New York City, London and Tokyo, Japan.

“Master Collateral Agreement” has the meaning set forth in the Note Indenture.

“Multiple Holder Obligation” means an Obligation that (a) at the time of the event which constitutes a Restructuring Credit Event is held by more than three holders that are not Affiliates of each other and (b) with respect to which a percentage of holders (determined pursuant to the terms of the Obligation as in effect on the date of such event) at least equal to sixty-six-and-two-thirds is required to consent to the event which constitutes a Restructuring Credit Event.

“Note Conversion Date” has the meaning set forth in the Note Indenture for “Conversion Date”.

“Note Indenture” means the Note Indenture dated as of February 12, 2007, among the Note Issuer, the Guarantors and the Note Trustee.

“Note Issuer” means New Sunward Holding Financial Ventures B.V.

“Note Trustee” means the Trustee under the Note Indenture.

“Notice of Publicly Available Information” means an irrevocable notice (which may be by telephone) from one party to the other party and to the Calculation Agent that cites Publicly Available Information confirming the occurrence of the CEMEX Credit Event or Potential Repudiation/Moratorium, as applicable, described in the Credit Event Notice. In relation to a Repudiation/Moratorium CEMEX Credit Event, the Notice of Publicly Available Information must cite Publicly Available Information confirming the occurrence of both clauses (i) and (ii) of the definition of Repudiation/Moratorium. The notice given must contain a copy, or a description in reasonable detail, of the relevant Publicly Available Information. Any notice given orally, including by telephone, will be effective when actually received by the intended recipient.

“Notice Period” means the period from and including the Effective Date to and including the tenth Local Business Day following the Note Conversion Date.

“Obligation” means, with respect to a Reference Entity, any obligation of the Reference Entity (either directly or as provider of a Qualifying Guarantee) that is a Qualifying Bond or Loan or a Qualifying Guarantee as of the date of the event which constitutes the CEMEX Credit Event that is the subject of the Credit Event Notice.

“Obligation Acceleration” means one or more Obligations in an aggregate amount of not less that the Default Requirement have become due and payable before they would otherwise have been due and payable as a result of, or on the basis of, the occurrence of a default, event of default or other similar condition or event (however described), other than a failure to make any required payment, in respect of a Reference Entity under one or more Obligations.

“Obligation Currency” means the currency or currencies in which an Obligation is denominated.

“Payment Requirement” means USD 1,000,000 or its equivalent in the relevant Obligation Currency as of the occurrence of the relevant Failure to Pay.

“Permitted Currency” means (1) the legal tender of any Group of 7 country (or any country that becomes a member of the Group of 7 if such Group of 7 expands its membership) or (2) the legal tender of any country which, as of the date of such change, is a member of the Organization for Economic Cooperation and Development and has a local currency long-term debt rating of either AAA or higher assigned to it by Standard & Poor’s, a division of The McGraw-Hill Companies, Inc. or any successor to the rating business thereof, AAA or higher assigned to it by Moody’s Investors Service, Inc. or any successor to the rating business thereof or AAA or higher assigned to it by Fitch Ratings or any successor to the rating business thereof.

“Potential Repudiation/Moratorium” means the occurrence of an event described in clause (i) of the definition of Repudiation/Moratorium.

“Publicly Available Information” means information that reasonably confirms any of the facts relevant to the determination that the CEMEX Credit Event or Potential Repudiation/Moratorium, as applicable, described in a Credit Event Notice has occurred and which (a) has been published in or on not less than two Public Sources, regardless of whether the reader or user thereof pays a fee to obtain such information; provided, that (subject to (b)(i), below), if Barclays or any of its Affiliates is cited as the sole source of such information, then such information shall not be deemed to be Publicly Available Information unless Barclays or its Affiliate, as applicable, is acting in its capacity as trustee, fiscal agent, administrative agent, clearing agent or paying agent for an Obligation; (b) is information received from or published by (i) the Reference Entity (or Sovereign Agency in respect of the Reference Entity), or (ii) a trustee, fiscal agent, administrative agent, clearing agent or paying agent for an Obligation; or (c) is information contained in any order, decree, notice or filing, however described, of or filed with a court, tribunal, exchange, regulatory authority or similar administrative, regulatory or judicial body.

In the event that Barclays is (i) the sole source of information in its capacity as trustee, fiscal agent, administrative agent, clearing agent or paying agent for an Obligation and (ii) a holder of the Obligation with respect to which a CEMEX Credit Event has occurred, Barclays shall be required to deliver to the Counterparty and the Calculation Agent a certificate signed by a Managing Director (or other substantively equivalent title) of Barclays, which shall certify the occurrence of a CEMEX Credit Event with respect to a Reference Entity.

In relation to any information of the type described in (b) and (c), in the first paragraph above, the party receiving such information may assume that such information has been disclosed to it without violation of any law, agreement or understanding regarding the confidentiality of such information and that the party delivering such information has not taken any action or entered into any agreement or understanding with the Reference Entity or any Affiliate of the Reference Entity that would be breached by, or would prevent, the disclosure of such information to third parties.

Publicly Available Information need not state (a) in relation to the definition of Downstream Affiliate, the percentage of Voting Shares owned directly or indirectly by the Reference Entity or (b) that such occurrence (i) has met the Payment Requirement or Default Requirement, (ii) is the result of exceeding any applicable Grace Period, or (iii) has met the subjective criteria specified in certain CEMEX Credit Events.

“Public Sources” means each of Bloomberg Service, Dow Jones Telerate Service, Reuter Monitor Money Rates Services, Dow Jones News Wire, Wall Street Journal, New York Times, Nihon Keizai Shinbun, Asahi Shinbun, Yomiuri Shinbun, Financial Times, La

Tribune, Les Echos and The Australian Financial Review (and successor publications), the main source(s) of business news in the Reference Entity and any other internationally recognized published or electronically displayed news sources.

“Qualifying Affiliate Guarantee” means a Qualifying Guarantee provided by a Reference Entity in respect of an Underlying Obligation of a Downstream Affiliate of that Reference Entity.

“Qualifying Bond or Loan” means the Reference Obligation or any Bond or Loan that:

(a) is not Subordinated to the Reference Obligation or, if no Reference Obligation is outstanding, any unsubordinated Borrowed Money obligation of the Reference Entity. For purposes hereof, the ranking with respect to the Reference Obligation shall be determined as of the later of the Effective Date and the date on which such Reference Obligation was issued or incurred and not reflecting any change to such ranking in priority of payment after such later date; and

(b) is not primarily owed to a Sovereign or Supranational Organization, including, without limitation, obligations generally referred to as “Paris Club debt”; and

(c) is payable in any currency other than the Domestic Currency; and

(d) is not governed by Domestic Law; and

(e) at the time that it was issued (or reissued, as the case may be) or incurred, was not intended to be offered for sale primarily in the domestic market of the Reference Entity. Any obligation that is registered or qualified for sale outside the domestic market of the Reference Entity (regardless of whether such obligation is also registered or qualified for sale within the domestic market of the Reference Entity) shall be deemed not to be intended for sale primarily in the domestic market of the Reference Entity.

“Qualifying Guarantee” means an arrangement evidenced by a written instrument pursuant to which a Reference Entity irrevocably agrees (by guarantee of payment or equivalent legal arrangement) to pay all amounts due under an obligation (the “Underlying Obligation”) for which another party is the obligor (the “Underlying Obligor”) and that is not at the time of the CEMEX Credit Event Subordinated to any unsubordinated Borrowed Money obligation of the Underlying Obligor (with references in the definition of Subordination to the Reference Entity deemed to refer to the Underlying Obligor). Qualifying Guarantees shall exclude any arrangement (i) structured as a surety bond, financial guarantee insurance policy, letter of credit or equivalent legal arrangement or (ii) pursuant to the terms of which the payment obligations of the Reference Entity can be discharged, reduced, assigned or otherwise altered as a result of the occurrence or non-occurrence of an event or circumstance (other than payment). The benefit of a Qualifying Guarantee must be capable of being Delivered together with the Delivery of the Underlying Obligation.

In the event that an Obligation is a Qualifying Guarantee, the following will apply:

(i) For purposes of applying the provisions of the definition of Qualifying Bond or Loan to the Qualifying Guarantee, the Qualifying Guarantee shall be deemed to be a Bond or Loan if the Underlying Obligation is a Bond or Loan.

(ii) For purposes of applying the provisions of the definition of Qualifying Bond or Loan to the Qualifying Guarantee, both the Qualifying Guarantee and the Underlying Obligation must satisfy on the relevant date the requirements of each of clauses (b), (c) and (d) of the definition of Qualifying Bond or Loan. For these purposes, (A) the lawful currency of any of Canada, Japan,

Switzerland, the United Kingdom or the United States of America or the euro shall not be a Domestic Currency and (B) the laws of England and the laws of the State of New York shall not be a Domestic Law.

(iii) For purposes of applying the provisions of the definition of Qualifying Bond or Loan to the Qualifying Guarantee, only the Qualifying Guarantee must satisfy on the relevant date the requirements of clause (a) of the definition of Qualifying Bond or Loan.

(iv) For purposes of applying the provisions of the definition of Qualifying Bond or Loan to the Qualifying Guarantee, only the Underlying Obligation must satisfy on the relevant date the requirements of clause (e) of the definition of Qualifying Bond or Loan.

(v) For purposes of applying the provisions of the definition of Qualifying Bond or Loan to the Qualifying Guarantee, references to the Reference Entity shall be deemed to refer to the Underlying Obligor.

(vi) The term “outstanding principal balance” (as used in this Transaction), when used in connection with Qualifying Guarantees is to be interpreted to be the then “outstanding principal balance” of the Underlying Obligation which is supported by a Qualifying Guarantee.

“Reference Entity” means CEMEX (the “Original Reference Entity”) and any successor(s) to CEMEX. The Calculation Agent shall determine the changes, if any, to the terms of this Transaction required to reflect the treatment of a single name credit default swap related to the Original Reference Entity entered into as at the Effective Date specified herein on market standard terms at that time. For the avoidance of doubt in respect of the above, such changes may include: (i) this Transaction being split into two or more Transactions; (ii) the total number of Reference Entities being increased; and (iii) the Original Reference Entity being included as a successor.

“Reference Obligation” means the 9.625% Notes due 2009 (CUSIP 151290AQ6) issued by CEMEX, S.A.B. de C.V. and any Substitute Reference Obligation.

“Repudiation/Moratorium” means the occurrence of both of the following events (i) an authorized officer of a Reference Entity or a Governmental Authority (x) disaffirms, disclaims, repudiates or rejects, in whole or in part, or challenges the validity of, one or more Obligations in an aggregate amount of not less than the Default Requirement, or (y) declares or imposes a moratorium, standstill, roll-over or deferral, whether de facto or de jure, with respect to one or more Obligations in an aggregate amount of not less than the Default Requirement and (ii) a Failure to Pay, determined without regard to the Payment Requirement, or a Restructuring, determined without regard to the Default Requirement, with respect to any such Obligation occurs on or prior to the Repudiation/Moratorium Evaluation Date.

“Repudiation/Moratorium Evaluation Date” means, if a Potential Repudiation/Moratorium occurs, (a) if the Obligations to which such Potential Repudiation/Moratorium relates include Bonds, the date that is the later of (i) the date that is 60 days after the date of such Potential Repudiation/Moratorium and (ii) the first payment date under any such Bond after the date of such Potential Repudiation/ Moratorium (or, if later, the expiration date of any applicable Grace Period in respect of such payment date) and (b) if the Obligations to which such Potential Repudiation/ Moratorium relates do not include Bonds, the date that is 60 days after the date of such Potential Repudiation/Moratorium.

“Restructuring” means, (a) with respect to one or more Obligations that are Multiple Holder Obligations and in relation to an aggregate amount of not less than the Default Requirement,

any one or more of the following events occurs in a form that binds all holders of such Obligation, is agreed between the Reference Entity or a Governmental Authority and a sufficient number of holders of such Obligation to bind all holders of the Obligation or is announced (or otherwise decreed) by a Reference Entity or a Governmental Authority in a form that binds all holders of such Obligation, and such event is not expressly provided for under the terms of such Obligation in effect as of the later of the Effective Date or date as of which such Obligation is issued or incurred:

(i) a reduction in the rate or amount of interest payable or the amount of scheduled interest accruals;

(ii) a reduction in the amount of principal or premium payable at maturity or at scheduled redemption dates;

(iii) a postponement or other deferral of a date or dates for either (A) the payment or accrual of interest or (B) the payment of principal or premium;

(iv) a change in the ranking in priority of payment of any Obligation, causing the Subordination of such Obligation to any other Obligation; or

(v) any change in the currency or composition of any payment of interest or principal to any currency that is not a Permitted Currency.

(b) Notwithstanding the provisions of (a) above, none of the following shall constitute a Restructuring:

(i) the payment in euros of interest or principal in relation to an Obligation denominated in a currency of a Member State of the European Union that adopts or has adopted the single currency in accordance with the Treaty establishing the European Community, as amended by the Treaty on European Union;

(ii) the occurrence of, agreement to or announcement of any of the events described in (a)(i) to (v) above due to an administrative adjustment, accounting adjustment or tax adjustment or other technical adjustment occurring in the ordinary course of business; and

(iii) the occurrence of, agreement to or announcement of any of the events described in (a)(i) to (v) above in circumstances where such event does not directly or indirectly result from a deterioration in the creditworthiness or financial condition of the Reference Entity.

For purposes of (a) and (b) above, the term Obligation shall be deemed to include Underlying Obligations for which the Reference Entity is acting as provider of any Qualifying Guarantee. In the case of a Qualifying Guarantee and an Underlying Obligation, references to the Reference Entity in (a) above shall be deemed to refer to the Underlying Obligor and the reference to the Reference Entity in (b) above shall continue to refer to the Reference Entity.

“Sovereign” means any state, political subdivision or government, or any agency, instrumentality, ministry, department or other authority (including, without limiting the foregoing, the central bank) thereof.

“Sovereign Agency” means any agency, instrumentality, ministry, department or other authority (including, without limiting the foregoing, the central bank) of the Reference Entity.

“Subordination” means, with respect to an obligation (the “Subordinated Obligation”) and another obligation of the Reference Entity to which such obligation is being compared (the “Senior Obligation”), a contractual, trust or similar arrangement providing that (a) upon the liquidation, dissolution, reorganization or winding up of the Reference Entity, claims of the holders of the Senior Obligation will be satisfied prior to the claims of the holders of the Subordinated Obligation or (b) the holders of the Subordinated Obligation will not be entitled to receive or retain payments in respect of their claims against the Reference Entity at any time that the Reference Entity is in payment arrears or is otherwise in default under the Senior Obligation. “Subordinated” will be construed accordingly. For purposes of determining whether Subordination exists or whether an obligation is Subordinated with respect to another obligation to which it is being compared, the existence of preferred creditors arising by operation of law or of collateral, credit support or other credit enhancement arrangements shall not be taken into account, except that, notwithstanding the foregoing, priorities arising by operation of law shall be taken into account.

“Substitute Reference Obligation” means one or more obligations of a Reference Entity (either directly or as provider of a Qualifying Guarantee) that will replace the Reference Obligation of such Reference Entity, identified by the Calculation Agent in accordance with the following procedures:

(a) In the event that (i) a Reference Obligation is redeemed in whole or (ii) in the opinion of the Calculation Agent (A) the aggregate amounts due under any Reference Obligation have been materially reduced by redemption or otherwise (other than due to any scheduled redemption, amortization or prepayments), (B) any Reference Obligation is an Underlying Obligation with a Qualifying Guarantee of a Reference Entity and, other than due to the existence or occurrence of a CEMEX Credit Event, the Qualifying Guarantee is no longer a valid and binding obligation of such Reference Entity enforceable in accordance with its terms, or (C) for any other reason, other than due to the existence or occurrence of a CEMEX Credit Event, any Reference Obligation is no longer an obligation of a Reference Entity, the Calculation Agent shall (after consultation with the parties) identify one or more Obligations to replace such Reference Obligation.

(b) Any Substitute Reference Obligation shall be an Obligation that (1) ranks pari passu (or, if no such Obligation exists, then, at the Calculation Agent’s option, an Obligation that ranks senior) in priority of payment with such Reference Obligation (with the ranking in priority of payment of such Reference Obligation being determined as of the later of (A) the Effective Date and (B) the date on which such Reference Obligation was issued or incurred and not reflecting any change to such ranking in priority of payment after such later date), (2) preserves the economic equivalent, as closely as practicable as determined by the Calculation Agent in consultation with the parties, of the delivery and payment obligations of the parties pursuant to this Transaction and (3) is an obligation of a Reference Entity (either directly or as provider of a Qualifying Guarantee). The Substitute Reference Obligation identified by the Calculation Agent shall, without further action, replace such Reference Obligation.

(c) For purposes of identification of a Reference Obligation, any change in the Reference Obligation’s CUSIP or ISIN number or other similar identifier will not, in and of itself, convert such Reference Obligation into a different Obligation.

“Supranational Organization” means any entity or organization established by treaty or other arrangement between two or more Sovereigns or the Sovereign Agencies of two or more Sovereigns and includes, without limiting the foregoing, the International Monetary Fund, European Central Bank, International Bank for Reconstruction and Development and European Bank for Reconstruction and Development.

“Voting Shares” means those shares or other interests that have the power to elect the board of directors or similar governing body of an entity.